Filed Pursuant to Rule 424(b)(5)
Registration Statement Nos. 333-282399 and 333-282399-02

Prospectus Supplement

(To Prospectus dated September 30, 2024)

$5,000,000,000

Accenture Capital Inc.

$300,000,000 Floating Rate Notes due 2029

$1,000,000,000 4.750% Senior Notes due 2029

$1,500,000,000 5.000% Senior Notes due 2031

$1,100,000,000 5.300% Senior Notes due 2033

$1,100,000,000 5.600% Senior Notes due 2036

with full and unconditional guarantee

as to payment of principal and interest by

Accenture plc

Accenture Capital Inc., a Delaware corporation (“Accenture Capital” or the “Issuer”), is offering $300,000,000 aggregate principal amount of floating rate notes due 2029 (the “Floating Rate Notes”), $1,000,000,000 aggregate principal amount of 4.750% senior notes due 2029 (the “2029 Notes”), $1,500,000,000 aggregate principal amount of 5.000% senior notes due 2031 (the “2031 Notes”), $1,100,000,000 aggregate principal amount of 5.300% senior notes due 2033 (the “2033 Notes”) and $1,100,000,000 aggregate principal amount of 5.600% senior notes due 2036 (the “2036 Notes”). The senior notes that bear interest at fixed rates are collectively referred to as the “Fixed Rate Notes,” and the Fixed Rate Notes together with the Floating Rate Notes are collectively referred to as the “Notes.” The Floating Rate Notes will mature on July 10, 2029. The 2029 Notes will mature on July 10, 2029. The 2031 Notes will mature on July 10, 2031. The 2033 Notes will mature on July 10, 2033. The 2036 Notes will mature on July 10, 2036. Accenture Capital will pay interest on the Fixed Rate Notes semi-annually in arrears on each January 10 and July 10, commencing on January 10, 2027, and will pay interest on the Floating Rate Notes quarterly in arrears on each January 10, April 10, July 10 and October 10, commencing on October 10, 2026. The Floating Rate Notes will bear interest at a floating rate equal to Compounded SOFR (as defined herein), reset quarterly, plus 70 basis points per annum, as described under “Description of the Notes and the Guarantee—Floating Rate Notes—Interest on the Floating Rate Notes.” The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Floating Rate Notes will not be redeemable at the Issuer’s option prior to maturity, other than pursuant to the Optional Tax Redemption described below. Accenture Capital may redeem the Fixed Rate Notes of any series at any time, and some of the Fixed Rate Notes from time to time, at the redemption prices for the applicable series set forth in this prospectus supplement under “Description of the Notes and the Guarantee—Optional Redemption.” Accenture Capital may also redeem all of the Fixed Rate Notes of a series at a redemption price equal to 100% of the principal amount of the Notes of such series plus accrued and unpaid interest, if any, to the redemption date in the event of certain changes in respect of withholding taxes applicable to the Guarantee (as defined below), as described in this prospectus supplement under “Description of the Notes and the Guarantee—Optional Tax Redemption.”

The Notes will be fully and unconditionally guaranteed (the “Guarantee”) by Accenture plc, an Irish public limited company (“Accenture plc” or the “Guarantor”). Accenture Capital is an indirect wholly owned subsidiary of Accenture plc.

The Notes will be Accenture Capital’s general unsecured and unsubordinated obligations and will rank equally in right of payment with each other and with all of Accenture Capital’s other existing and future unsecured and unsubordinated indebtedness. The Notes will not have the benefit of all of the covenants applicable to certain of Accenture Capital’s existing unsecured senior indebtedness. The Notes will be effectively subordinated to all of Accenture Capital’s existing and future secured indebtedness to the extent of the value of the assets securing any such indebtedness.

The Guarantee will be the Guarantor’s general unsecured and unsubordinated obligation and will rank equally in right of payment with all of the Guarantor’s other existing and future unsecured and unsubordinated indebtedness. The Guarantee will not have the benefit of all of the covenants applicable to certain of the Guarantor’s existing unsecured senior debt. The Guarantee will be effectively subordinated to all of the Guarantor’s existing and future secured indebtedness to the extent of the value of the assets securing any such indebtedness. The Guarantee will be structurally subordinated to all of the existing and future secured and unsecured indebtedness and other liabilities of the Guarantor’s subsidiaries.

Investing in the Notes involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Underwriting Discount	Proceeds, Before Expenses, to Accenture Capital
Per Floating Rate Note	100.000%	0.250%	99.750%
Floating Rate Notes Total	$300,000,000	$750,000	$299,250,000
Per 2029 Note	99.983%	0.250%	99.733%
2029 Notes Total	$999,830,000	$2,500,000	$997,330,000
Per 2031 Note	99.987%	0.350%	99.637%
2031 Notes Total	$1,499,805,000	$5,250,000	$1,494,555,000
Per 2033 Note	99.844%	0.400%	99.444%
2033 Notes Total	$1,098,284,000	$4,400,000	$1,093,884,000
Per 2036 Note	99.902%	0.450%	99.452%
2036 Notes Total	$1,098,922,000	$4,950,000	$1,093,972,000
Total	$4,996,841,000	$17,850,000	$4,978,991,000

(1)	Plus accrued interest, if any, from July 10, 2026, if settlement occurs after that date.

Currently, there are no public markets for the Notes, and we currently have no intention to apply to list the Notes of any series on any securities exchange or to seek their admission to trading on any automated quotation system.

The underwriters expect to deliver the Notes for purchase on or about July 10, 2026, which is the second business day following the date of this prospectus supplement, in book-entry form through the facilities of The Depository Trust Company and its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV.

Joint Book-Running Managers

BofA Securities Barclays Citigroup J.P. Morgan

BNP PARIBAS SOCIETE GENERALE Deutsche Bank Securities HSBC Standard Chartered Bank

BBVA Goldman Sachs & Co. LLC Morgan Stanley Truist Securities

The date of this prospectus supplement is July 8, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

Neither we nor the underwriters have authorized anyone to provide any information other than that which is contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take any responsibility for, or provide any assurance as to, the reliability of any other information that others may give you. No offer to sell these Notes is being made in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of the date of the document in which the information appears. Our business, financial condition, results of operations and prospects may have changed after any of such dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference herein and therein, and the additional information described under “Where You Can Find More Information.”

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Except as so modified or superseded, any statement so modified or superseded will not be deemed to constitute a part of this prospectus supplement. See “Where You Can Find More Information.”

Unless otherwise stated or the context otherwise requires, in this prospectus supplement we use the terms:

•	“Accenture Capital” or the “Issuer” to refer to Accenture Capital Inc., a Delaware corporation;

•	“Accenture plc” or the “Guarantor” to refer to Accenture plc, an Irish public limited company; and

•	“Accenture,” “we,” “us” or “our” to refer to Accenture plc, together with its consolidated subsidiaries, including Accenture Capital.

Important – EEA and UK Retail Investors

Prohibition of sales to EEA retail investors – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, the “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2(e) of Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for such securities. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering, selling or distributing packaged retail and insurance based investment products or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering, selling or distributing the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities. For the avoidance of doubt, while this document is referred to as a ‘prospectus supplement’, this prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Prohibition of sales to UK retail investors – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United

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Kingdom (the “UK”). For these purposes: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) not a “professional client” as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of assimilated law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended, and together with any statutory instruments made in exercise of the powers conferred by such Act, the “EUWA”) (“UK MiFIR”); or (ii) not a “qualified investor” as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for such securities. Consequently, no disclosure document required by the UK Financial Conduct Authority (“FCA”) Product Disclosure Sourcebook (the “DISC Sourcebook”) for offering, selling or distributing consumer composite investments or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the DISC Sourcebook and The Consumer Composite Investments (Designated Activities) Regulations 2024.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that the offering of the Notes in the UK will be made pursuant to an exception from the prohibition on public offers of relevant securities in the POATRs in circumstances not requiring a prospectus pursuant to the FCA Handbook Admission to Trading on a Regulated Market Sourcebook (“PRM Sourcebook”). For the avoidance of doubt, whilst this document is referred to as a ‘prospectus supplement’ and there are references herein to a ‘prospectus’, neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the POATRs or the PRM Sourcebook.

This prospectus supplement and the accompanying prospectus are not being made, and have not been approved, by an authorized person for the purposes of Section 21 of the FSMA. Accordingly, this prospectus supplement and the accompanying prospectus are not being distributed to, and must not be passed on to, the general public in the United Kingdom. In the UK, this prospectus supplement and the accompanying prospectus are being distributed only to, and are only directed at, non-retail investors (being persons who are not retail investors as defined in this section “Prohibition of sales to UK retail investors”) who are also: (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts described in Article 49(2)(a) to (c) of the Order; (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any Notes may otherwise be lawfully communicated (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to and will be engaged in only with relevant persons, and any person who is not a relevant person should not rely on this prospectus supplement and the accompanying prospectus or any of their contents.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to our operations, results of operations and other matters that are based on our current expectations, estimates, assumptions and projections. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “aspires,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “goal,” “target,” “strategy,” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to those identified below. Many of the following risks, uncertainties and other factors identified below may be amplified by conflict in the Middle East, as well as any escalation or expansion of economic disruption or the conflict’s current scope.

•

Our results of operations have been, and may in the future be, adversely affected by volatile, negative or uncertain economic and geopolitical conditions and the effects of these conditions on our clients’ businesses and levels of business activity.

•

Our business depends on generating and maintaining client demand for our solutions and services, including through the adaptation and expansion of our solutions and services in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect our results of operations.

•

Risks and uncertainties related to the development and use of artificial intelligence (“AI”), including advanced AI, could harm our business, damage our reputation or give rise to legal or regulatory action.

•

If we are unable to match people and their skills with client demand around the world and attract and retain professionals with strong leadership skills, our business, the utilization rate of our professionals and our results of operations may be materially adversely affected.

•	We face legal, reputational and financial risks from any failure to protect client and/or Accenture data from security incidents or cyberattacks.

•	The markets in which we operate are highly competitive, and we might not be able to compete effectively.

•

If we do not successfully manage and develop our relationships with our ecosystem partners or if we fail to anticipate and establish new alliances in new technologies, our results of operations could be adversely affected.

•	Our ability to attract and retain business and employees may depend on our reputation in the marketplace.

•

Our profitability could materially suffer due to pricing pressure, if we are unable to remain competitive, if our cost-management strategies are unsuccessful or if we experience delivery inefficiencies or fail to satisfy certain agreed-upon targets or specific service levels.

•

Changes in our level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on our effective tax rate, results of operations, cash flows and financial condition.

•	Our results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates.

•	Our debt obligations could adversely affect our business and financial condition.

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•	As a result of our geographically diverse operations and our strategy to continue to grow in our key markets around the world, we are more susceptible to certain risks.

•	If we are unable to manage the organizational challenges associated with our size, we might be unable to achieve our business objectives.

•	We might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses.

•	Our business could be materially adversely affected if we incur legal liability.

•	Our work with government clients exposes us to additional risks inherent in the government contracting environment.

•	Our global operations expose us to numerous and sometimes conflicting legal and regulatory requirements, and violation of these regulations could harm our business.

•

If we are unable to protect or enforce our intellectual property rights, or if our solutions or services infringe upon the intellectual property rights of others or we lose our ability to utilize the intellectual property of others, our business could be adversely affected.

•

We are incorporated in Ireland and Irish law differs from the laws in effect in the United States and might afford less protection to our shareholders. We may also be subject to criticism and negative publicity related to our incorporation in Ireland.

For a more detailed discussion of these factors, see the information under the heading “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K, Part II, Item 1A of any subsequently filed Quarterly Report on Form 10-Q incorporated herein by reference and in other filings we make with the Securities and Exchange Commission (“SEC”). Our forward-looking statements speak only as of the date of this prospectus supplement or as of the date they are made, and we undertake no obligation to update any forward-looking statements. See “Risk Factors.”

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SUMMARY

This summary highlights certain information about Accenture and this offering of the Notes. This summary does not contain all the information that may be important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including under “Risk Factors,” and our financial statements and related notes thereto, before making an investment decision.

General

Accenture helps the world’s leading enterprises reinvent by building their digital core and unleashing the power of AI to create value at speed for organizations across industries. Our strategy is to be the reinvention partner of choice for our clients and lead in the safe, widespread adoption of AI, and to be the most client-focused, AI-enabled, great place to work in the world. We bring together the talent of our approximately 799,000 people with proprietary assets and platforms, deep process and industry expertise, and leading ecosystem relationships to deliver end-to-end solutions and measurable outcomes at scale. Through our Reinvention Services, we offer broad expertise across Cybersecurity, Digital Core, Finance, Industry and Enterprise, Song, Supply Chain and Engineering, and Talent, with advanced capabilities in AI and Data, Industry and Process, and Technology.

The Issuer

Accenture Capital is an indirect wholly owned subsidiary of Accenture plc. Accenture Capital was incorporated in 2001 under the laws of Delaware. See “About this Prospectus Supplement” and “Where You Can Find More Information.”

The principal executive offices of Accenture Capital are located at 500 W. Madison Street, Chicago, Illinois 60661, and its telephone number is (312) 693-0161.

The Guarantor

The Notes will be fully and unconditionally guaranteed by the Guarantor, Accenture plc. The principal executive offices of Accenture plc are located at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland, and its telephone number is +(353) (1) 646-2000.

The Offering

The following is a summary of some of the terms of this offering. For a more complete description of the terms of the Notes, see “Description of the Notes and the Guarantee” in this prospectus supplement and “Description of Debt Securities and Guarantees” in the accompanying prospectus.

Issuer	Accenture Capital.

Notes Offered	$300,000,000 aggregate principal amount of floating rate notes due 2029.

$1,000,000,000 aggregate principal amount of 4.750% senior notes due 2029.

$1,500,000,000 aggregate principal amount of 5.000% senior notes due 2031.

$1,100,000,000 aggregate principal amount of 5.300% senior notes due 2033.

$1,100,000,000 aggregate principal amount of 5.600% senior notes due 2036.

Guarantor	Accenture plc.

Guarantee	The Notes will be fully and unconditionally guaranteed by the Guarantor.

Maturity Date	Floating Rate Notes: July 10, 2029.

2029 Notes: July 10, 2029.

2031 Notes: July 10, 2031.

2033 Notes: July 10, 2033.

2036 Notes: July 10, 2036.

Interest Rate	The 2029 Notes will bear interest from and including July 10, 2026 at the rate of 4.750% per annum, payable semi-annually in arrears. The 2031 Notes will bear interest from and including July 10, 2026 at the rate of 5.000% per annum, payable semi-annually in arrears. The 2033 Notes will bear interest from and including July 10, 2026 at the rate of 5.300% per annum, payable semi-annually in arrears. The 2036 Notes will bear interest from and including July 10, 2026 at the rate of 5.600% per annum, payable semi-annually in arrears.

The Floating Rate Notes will bear interest at a floating rate equal to Compounded SOFR (as defined in “Description of the Notes—Floating Rate Notes—Information about the SOFR and the

SOFR Index”), reset quarterly on each floating rate interest payment date, plus 0.700% per annum. See “Description of the Notes and the Guarantee—Floating Rate Notes.”

Interest Payment Dates	Interest on the Fixed Rate Notes will be payable semi-annually in arrears on each January 10 and July 10, commencing on January 10, 2027.

Interest on the Floating Rate Notes will be payable quarterly in arrears on each January 10, April 10, July 10 and October 10, commencing on October 10, 2026.

Ranking	The Notes will be the Issuer’s general unsecured and unsubordinated obligations and will rank equally in right of payment with each other and with all of the Issuer’s other existing and future unsecured and unsubordinated indebtedness. The Notes will be effectively subordinated to all of the Issuer’s existing and future secured indebtedness to the extent of the value of the assets securing any such indebtedness. As of May 31, 2026, the Issuer had no secured indebtedness for borrowed money, $5.0 billion aggregate principal amount of senior unsecured notes outstanding (the “Existing Notes”) and $100.0 million of commercial paper outstanding. The Issuer was formed for the sole purpose of serving as an issuer of our debt securities and a borrower of our credit facilities from time to time and has no independent assets or operations or revenues. It does not have any subsidiaries. It will not have any assets, cash flow or capital resources available to fulfill any obligations under the Notes.

The Guarantee will be the Guarantor’s general unsecured and unsubordinated obligation and will rank equally in right of payment with all of the Guarantor’s other existing and future unsecured and unsubordinated indebtedness. The Guarantee will be effectively subordinated to all of the Guarantor’s existing and future secured indebtedness to the extent of the value of the assets securing any such indebtedness. As of May 31, 2026, the Guarantor had no indebtedness for borrowed money. The Guarantee will be structurally subordinated to all of the existing and future secured and unsecured indebtedness and other liabilities of the Guarantor’s subsidiaries. As of May 31, 2026, the subsidiaries of the Guarantor, other than the Issuer, had no outstanding indebtedness for borrowed money.

Optional Redemption	The Issuer may redeem any series of the Fixed Rate Notes at its option, in whole or in part, at any time and from time to time prior to the applicable Par Call Date (defined herein), at a redemption price equal to the greater of 100% of the principal amount of such series of Fixed Rate Notes to be redeemed and a “make-whole” amount, plus, in either case, accrued and unpaid interest thereon to the applicable redemption date.

On or after the applicable Par Call Date, the Issuer may redeem any series of the Fixed Rate Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such series of Fixed Rate Notes being redeemed plus, in either case, accrued and unpaid interest thereon to the redemption date.

The Floating Rate Notes will not be redeemable prior to maturity, other than pursuant to the Optional Tax Redemption described below.

For more detailed information on the calculation of the redemption prices, see “Description of the Notes and the Guarantee—Optional Redemption.”

Additional Amounts	Subject to certain limited exceptions, the Guarantor has agreed to pay additional amounts to holders of the Notes from time to time in the event any payment made under the Guarantee is subject to withholding or deduction in respect of certain Taxes (as defined under “Description of the Notes and the Guarantee—Payment of Additional Amounts”). However, no additional amounts will be paid with respect to any U.S. Taxes.

Optional Tax Redemption	In the event of certain changes in respect of non-U.S. Taxes applicable to the Guarantee of a series of Notes, the Issuer may redeem the Notes of such series in whole, but not in part, at any time prior to the maturity date of such series of Notes, at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest on the Notes of such series, if any, to the redemption date. See “Description of the Notes and the Guarantee—Optional Tax Redemption.”

Covenants	The indenture includes certain requirements that must be met if the Issuer or the Guarantor consolidates with or merges into, or transfers or leases its assets substantially as an entirety to, another entity or person. See “Description of the Notes and the Guarantee—Consolidation and Merger.”

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including funding acquisitions. See “Use of Proceeds.”

Absence of Market	Each series of Notes is a new issue of securities with no established trading market. We currently have no intention to apply to list the Notes of any series on any securities exchange or to seek their admission to trading on any automated quotation system. Accordingly, we cannot provide assurance as to the development or liquidity of any market for any series of Notes. See “Underwriting.”

Risk Factors	See “Risk Factors” beginning on page S-6 of this prospectus supplement for important information regarding us and an investment in the Notes.

Further Issuances	The Issuer may, from time to time, without the written consent of and without giving notice to holders of the Notes of any series, create and issue additional Notes having the same terms and conditions as the Notes of the applicable series in all respects (other than the issue date, public offering price, first date of interest accrual and, to the extent applicable, first interest payment date of such notes). If we issue additional Notes of a series, those additional Notes will be consolidated with and form a single series with the previously outstanding Notes of the applicable series; provided, however, if any additional Notes of such series are not fungible with the Notes of such series offered by this prospectus supplement for U.S. federal income tax purposes, the additional Notes will have separate CUSIP and ISIN numbers.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Calculation Agent for the Floating Rate Notes	The Bank of New York Mellon Trust Company, N.A.

Governing Law	The Notes will be, and the indenture is, governed by the laws of the State of New York.

RISK FACTORS

You should carefully consider the risks described below and in the accompanying prospectus, as well as the other information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risk factors included in our Annual Report on Form 10-K for the year ended August 31, 2025, before making an investment decision. These include risks that could have a material adverse effect on our business, results of operations, financial condition, or cash flows, and which could, in turn, impact our ability to perform our respective obligations under the Notes. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. If the events discussed in the risk factors in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein occur, our business, results of operations, financial condition or cash flows could be materially adversely affected. In such an instance, the trading prices of our securities, including the Notes, could decline and you might lose all or part of your investment.

Risks Related to the Notes and the Guarantee

The Notes will be effectively subordinated to all of the Issuer’s existing and future secured indebtedness (to the extent of the value of the assets securing any such indebtedness), and the Guarantee will be effectively subordinated to all of the Guarantor’s existing and future secured indebtedness (to the extent of the value of the assets securing any such indebtedness) and to the existing and future indebtedness of the Guarantor’s subsidiaries.

The Notes are not secured by any of the Issuer’s assets, and the Guarantee is not secured by any of the assets of the Guarantor or the assets of any of the Guarantor’s subsidiaries. As a result, the indebtedness represented by the Notes will effectively be subordinated to any existing and future secured indebtedness of the Issuer and the indebtedness represented by the Guarantee will effectively be subordinated to any existing and future secured indebtedness of the Guarantor or its subsidiaries, in each case to the extent of the value of the assets securing any such indebtedness. As of May 31, 2026, neither the Issuer nor the Guarantor had any secured indebtedness for borrowed money, the Guarantor had no outstanding indebtedness for borrowed money, and the Issuer had $5.0 billion of the Existing Notes outstanding and $100.0 million of commercial paper outstanding. The indebtedness represented by the Guarantee will be structurally subordinated to all of the existing and future secured and unsecured indebtedness and other liabilities of the Guarantor’s subsidiaries. The Issuer was formed for the sole purpose of serving as an issuer of our debt securities and a borrower under our credit facilities from time to time and has no independent assets or operations or revenues. It does not have any subsidiaries. It will not have any assets, cash flow or capital resources available to fulfill any obligations under the Notes. The Guarantor’s operations are primarily conducted through its subsidiaries, which are separate legal entities that have no obligation to pay any amounts due under the Notes or to make any funds available therefor, whether by dividends, loans, or other payments. As of May 31, 2026, the Guarantor’s subsidiaries (other than the Issuer) had no outstanding indebtedness for borrowed money.

In the event of any distribution or payment of the Issuer’s assets or those of the Guarantor in any foreclosure, dissolution, winding up, liquidation or reorganization, or other bankruptcy proceeding, any secured creditors of the Issuer or of the Guarantor, respectively, would have a superior claim to holders of the Notes to the extent of the value of their collateral. In the event of a dissolution, winding up, liquidation or reorganization, or other bankruptcy proceeding of a subsidiary of the Guarantor, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to the Guarantor or to you in respect of the Guarantee of the Guarantor. If any of the foregoing occur, we cannot assure you that there will be sufficient assets to pay amounts due on the Notes.

We need to maintain adequate liquidity in order to have sufficient cash to meet operating cash flow requirements, repay maturing indebtedness and satisfy other obligations. If we fail to comply with the covenants contained in our various borrowing agreements, our (including Accenture Capital’s) liquidity, results of operations and financial condition may be adversely affected.

Our liquidity is a function of our ability to successfully generate cash flows from operations and improvement therein, access to capital markets and borrowings under our credit agreements. We believe our liquidity (including operating and other cash flows that we expect to generate) will be sufficient to meet operating requirements as they occur; however, our ability to maintain sufficient liquidity going forward depends on our ability to generate cash from operations and access to the capital markets and borrowings, all of which are subject to general economic, financial, competitive, legislative, regulatory and other market factors that are beyond our control.

As of May 31, 2026, Accenture plc’s credit facilities included a $5.925 billion senior unsecured revolving credit facility and a $2.175 billion senior unsecured 364-day revolving credit facility, maturing on April 22, 2031 and on April 21, 2027, respectively, aggregating to $8.1 billion; separate, uncommitted, unsecured multicurrency revolving credit facilities; and local guaranteed and non-guaranteed lines of credit. These credit facilities are for general working capital purposes, including the issuance of letters of credit and providing local currency financing for operations. As of May 31, 2026, we had no borrowings under these credit facilities and the local guaranteed and non-guaranteed lines of credit. We had an aggregate of $1.4 billion of letters of credit outstanding, $5.0 billion of the Existing Notes outstanding and $100.0 million of commercial paper outstanding as of May 31, 2026, which reduce the available borrowing capacity under the credit facilities. As of May 31, 2026, we were in compliance with the financial covenants and all other covenants contained in these credit facilities. However, failure to comply with material provisions of our covenants in these credit facilities could result in a default thereunder, rendering them unavailable to us and causing a material adverse effect on the liquidity, results of operations and financial condition of Accenture plc (and Accenture Capital).

Certain of our financing agreements, including our credit facilities, contain various covenants that limit the discretion of our management in operating our business and could prevent us from engaging in certain potentially beneficial activities, and the violation of these covenants could result in an event of default. The Notes will not have the benefit of all of these covenants.

The restrictive covenants in our financing agreements may impact how we operate our business and prevent us from engaging in certain potentially beneficial activities. Failure to comply with the covenants contained in our credit facilities or other indebtedness could result in an event of default under such facility or indebtedness that, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. In the event of certain defaults under our credit facilities or other indebtedness, the lenders thereunder would not be required to lend any additional amounts to us and could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable. If the indebtedness under our credit facilities or any of our other indebtedness, including the Notes, were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full. See “Description of the Notes and the Guarantee.”

The indenture contains no covenants limiting the Issuer’s or the Guarantor’s ability to incur future indebtedness, grant security interests or liens on its properties or assets, pay dividends or transfer assets among their respective subsidiaries, and only very limited restrictions on the Issuer’s or the Guarantor’s ability to engage in certain other activities, which could adversely affect the Issuer’s or the Guarantor’s ability to pay their respective obligations under the Notes.

The indenture does not contain any financial covenants. The indenture will permit Accenture plc and its subsidiaries (including the Issuer) to incur additional indebtedness, including secured indebtedness. Because the Notes will be unsecured, in the event of any dissolution, winding up, liquidation or reorganization or other bankruptcy proceeding regarding the Issuer or the Guarantor, whether voluntary or involuntary, the holders of the Issuer’s or the Guarantor’s secured indebtedness will be entitled to receive payment to the extent of the value of the assets securing any such indebtedness before the Issuer or the Guarantor can make any payment with respect to the Notes. If any of the foregoing events occurs, we cannot assure you that the Issuer or the Guarantor will have sufficient assets to pay amounts due on the Notes. As a result, you may receive payments on the Notes that are less than that which you are entitled to receive or recover nothing if any liquidation, dissolution, reorganization, bankruptcy or other similar proceeding occurs.

The indenture does not limit the Issuer’s or the Guarantor’s or its subsidiaries’ ability to issue or repurchase securities, grant security interests or liens on its properties or assets, pay dividends or transfer assets among their respective subsidiaries, and only very limited restrictions on the Issuer’s or the Guarantor’s ability to engage in certain other activities. The ability of the Issuer and the Guarantor to use funds for numerous purposes may limit the funds available to pay the Issuer’s or the Guarantor’s obligations under the Notes.

An increase in market interest rates could result in a decrease in the market value of the Fixed Rate Notes.

In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest generally decline in market value. Consequently, if you purchase Fixed Rate Notes in this offering and market interest rates increase, the market values of the Fixed Rate Notes may decline. We cannot predict the future level of market interest rates.

The Notes lack a developed public market, and we do not intend to list the Notes on any securities exchange or quotation system.

Each series of Notes is a new issue of securities for which there currently is no established market. We do not intend to apply for the Notes of any series to be listed on any securities exchange or to arrange for the Notes of any series to be quoted on any quotation system. There can be no assurance regarding the future development of markets for the Notes or the ability of holders thereof to sell, or the price at which such holders may be able to sell, their Notes. If such markets were to develop, the Notes could trade at prices that may be higher or lower than the initial offering prices depending on many factors, including, among other things, prevailing interest rates, the Issuer’s or the Guarantor’s operating results or financial condition and the market for similar securities. Underwriters, broker-dealers and agents that participate in the distribution of the Notes may make markets in the Notes of any series as permitted by applicable laws and regulations, but will have no obligation to do so, and any such market-making activities with respect to the Notes of any series may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading markets for the Notes or that active public markets for the Notes will develop. See “Underwriting.”

Credit ratings of the Notes may not reflect all risks of an investment in the Notes, and a change in the ratings after issuance may affect the market price and marketability of the Notes.

The credit ratings of the Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the Notes. In addition, real or anticipated changes in the Issuer’s or the Guarantor’s credit ratings, which could result from any number of factors (including the modification by a credit rating agency of the criteria or methodology it applies to particular issuers, including the Issuer or the Guarantor), will generally affect any trading market for, or trading value of, the Notes.

We currently expect that the Notes will be rated by one or more ratings agencies prior to issuance. Such credit ratings are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of each rating may be obtained from each such rating agency. There is no assurance that any credit ratings will be issued or remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the issuing rating agency, if, in such rating agency’s judgment, circumstances so warrant. It is also possible that ratings may be lowered in connection with future events, such as future acquisitions or regulatory action taken against us. Any lowering, suspension or withdrawal of such ratings or the anticipation of future changes to such ratings may have an adverse effect on the market prices or marketability of the Notes and our corporate borrowing costs. Any rating is not a recommendation to purchase, sell or hold the Notes, and does not correspond to market prices or suitability for a particular investor.

Optional redemption may adversely affect your return on the Notes.

We have the right to redeem some or all of the Notes prior to maturity. We may redeem the Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in comparable securities at effective interest rates as high as that of the Notes.

Risk Factors Applicable Solely to the Floating Rate Notes

The Floating Rate Notes will bear additional risks.

The Floating Rate Notes will bear interest at a floating rate and accordingly carry significant risks not associated with conventional fixed rate notes. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, political, regulatory and judicial events and conditions, that are important in determining the existence, magnitude and longevity of these risks and their results.

The future performance of the Secured Overnight Financing Rate (“SOFR”) cannot be predicted based on historical performance.

Publication of SOFR began in April 2018. The future performance of SOFR cannot be predicted based on the limited historical performance. Levels of SOFR going forward may bear little or no relation to the historical actual or historical indicative data. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. Because only limited historical data have been released by the Federal Reserve Bank of New York, such analysis inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR. There can be no assurance that SOFR will be positive. Investors in the Floating Rate Notes may not be able to sell the Floating Rate Notes at all or may not be able to sell the Floating Rate Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

The interest rate on the Floating Rate Notes is based on a Compounded SOFR rate and the SOFR Index.

For each floating rate interest period (as defined herein), the interest rate will be based on Compounded SOFR, which will be calculated using the SOFR Index (as defined herein) published by the Federal Reserve Bank of New York according to the specific formula described under “Description of the Notes and the Guarantee—Floating Rate Notes—Information about the SOFR and the SOFR Index,” not the SOFR rate published on or in respect of a particular date during such period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on the Floating Rate Notes during any respective floating rate interest period will not necessarily be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during any respective floating rate interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on such notes on the floating rate interest payment dates (as defined herein) for such period.

Compounded SOFR with respect to a particular floating rate interest period will only be capable of being determined near the end of such period.

The level of Compounded SOFR applicable to a particular floating rate interest period and, therefore, the amount of interest payable with respect to such period will be determined on the Floating Rate Interest Determination Dates (as defined herein) for such floating rate interest period. Because each such date is near the end of each floating rate interest period, you will not know the amount of interest payable with respect to a particular floating rate interest period until shortly prior to the related floating rate interest payment date, and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such floating rate interest payment date. In addition, some investors may be unwilling or unable to trade the Floating Rate Notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of such notes.

The SOFR Index may be modified or discontinued and the Floating Rate Notes may bear interest by reference to a rate other than Compounded SOFR, which could adversely affect the value of such notes.

The SOFR Index is published by the Federal Reserve Bank of New York. There can be no guarantee that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Floating Rate Notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the Floating Rate Notes and the liquidity and the trading prices of the Floating Rate Notes. In addition, the Federal Reserve Bank of New York may withdraw, modify or amend the published SOFR Index or SOFR data in its sole discretion and without notice. The interest rate for any floating rate interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that floating rate interest period has been determined.

If we or our designee (which may be an independent financial advisor or any other designee of ours) determine that a Benchmark Transition Event (as defined herein) and its related Benchmark Replacement Date (as defined herein) have occurred in respect of the SOFR Index, then the interest rate on the Floating Rate Notes during the relevant floating rate interest period will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, plus a spread adjustment, which we refer to collectively as a “Benchmark Replacement,” as further described under “Description of the Notes—Floating Rate Notes—Information about the SOFR and the SOFR Index.”

If a particular Benchmark Replacement or Benchmark Replacement Adjustment (as defined herein) cannot be determined, then the next available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (such as the Alternative Reference Rates Committee), (ii) the International Swaps and Derivatives Association (“ISDA”) or (iii) in certain circumstances, us or our designee. In addition, the terms of the Floating Rate Notes expressly authorize us or our designee to make Benchmark Replacement Conforming Changes (as defined herein) with respect to, among other things, changes to the definition of “floating rate interest period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other technical, administrative or operational matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the Floating Rate Notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the Floating Rate Notes in connection with a Benchmark Transition Event, could adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes.

In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR, the Benchmark Replacement may not be the economic equivalent of Compounded

SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the Floating Rate Notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predicted based on historical performance, (iv) the secondary trading market for Floating Rate Notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.

We or our designee will make certain determinations with respect to the Floating Rate Notes, which determinations may adversely affect the Floating Rate Notes.

We or our designee may make certain determinations with respect to the Floating Rate Notes as further described under “Description of the Notes—Floating Rate Notes—Information about the SOFR and the SOFR Index.” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we or our designee will make certain determinations with respect to the Floating Rate Notes in our or our designee’s sole discretion as further described under “Description of the Notes—Floating Rate Notes—Information about the SOFR and the SOFR Index.” Any determination, decision or election pursuant to the benchmark replacement provisions not made by our designee will be made by us. Our interests or the interests of such designee in making these determinations described above may be adverse to your interests as a holder of the Floating Rate Notes. Any of these determinations may adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, without the consent of holders, such as with respect to Compounded SOFR or the occurrence or nonoccurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. These potentially subjective determinations may adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes. For further information regarding these types of determinations, see “Description of the Notes—Floating Rate Notes—Information about the SOFR and the SOFR Index.”

USE OF PROCEEDS

The net proceeds to us from this offering after deducting the underwriting discounts and estimated offering expenses payable by us are expected to be approximately $4.97 billion. We intend to use the net proceeds from this offering for general corporate purposes, including funding acquisitions.

CAPITALIZATION OF ACCENTURE PLC

The following table sets forth Accenture plc’s cash and cash equivalents and capitalization as of May 31, 2026, on an actual basis and on an as adjusted basis to give effect to this offering and the application of the net proceeds therefrom as set forth under “Use of Proceeds” as if they had occurred on such date. You should read the data set forth in the table below in conjunction with “Summary—Summary Historical Consolidated Financial Data of Accenture plc” and “Use of Proceeds” in this prospectus supplement, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended May 31, 2026, which is incorporated by reference herein.

	As of May 31, 2026
	Actual	As Adjusted
	(millions)
Cash and cash equivalents	$10,165	$15,134
Outstanding debt
Current portion of long-term debt and bank borrowings
Commercial paper	$99	$99
Other(1)	13	13

Total current portion of long-term debt and bank borrowings	112	112
Long-term debt
Floating Rate Notes due 2029 offered hereby	—	300
4.750% Senior Notes due 2029 offered hereby	—	1,000
5.000% Senior Notes due 2031 offered hereby	—	1,500
5.300% Senior Notes due 2033 offered hereby	—	1,100
5.600% Senior Notes due 2036 offered hereby	—	1,100
3.90% Senior Notes due 2027	1,100	1,100
4.05% Senior Notes due 2029	1,200	1,200
4.25% Senior Notes due 2031	1,200	1,200
4.50% Senior Notes due 2034	1,500	1,500
Other(1)	57	57
Less: unamortized debt discount and issuance costs	(28)	(55)

Total long-term debt	5,029	10,002
Shareholders’ equity
Ordinary shares, par value 1.00 euros per share, 40,000 shares authorized and issued as of May 31, 2026	—	—
Class A ordinary shares, par value $0.0000225 per share, 20,000,000,000 shares authorized, 667,466,373 shares issued as of May 31, 2026	—	—
Class X ordinary shares, par value $0.0000225 per share, 1,000,000,000 shares authorized, 300,673 shares issued and outstanding as of May 31, 2026	—	—
Restricted share units	2,469	2,469
Additional paid-in capital	19,143	19,143
Treasury shares, at cost: Ordinary, 40,000 shares as of May 31, 2026; Class A ordinary, 55,604,429 shares as of May 31, 2026	(11,947)	(11,947)
Retained earnings	24,026	24,026
Accumulated other comprehensive loss	(1,800)	(1,800)

Total Accenture plc shareholders’ equity	31,891	31,891
Noncontrolling interests	1,123	1,123

Total shareholders’ equity	33,014	33,014

Total capitalization	$38,043	$43,016

(1)	Amounts primarily include finance lease liabilities.

DESCRIPTION OF THE NOTES AND THE GUARANTEE

The following description of the particular terms of the Notes offered by this prospectus supplement and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes set forth under “Description of Debt Securities and Guarantees” in the accompanying prospectus. Terms used herein that are otherwise not defined have the meanings given to them in the accompanying prospectus.

Accenture Capital will issue $300,000,000 aggregate principal amount of floating rate notes due 2029 (the “Floating Rate Notes”), $1,000,000,000 aggregate principal amount of 4.750% senior notes due 2029 (the “2029 Notes”), $1,500,000,000 aggregate principal amount of 5.000% senior notes due 2031 (the “2031 Notes”), $1,100,000,000 aggregate principal amount of 5.300% senior notes due 2033 (the “2033 Notes”) and $1,100,000,000 aggregate principal amount of 5.600% senior notes due 2036 (the “2036 Notes” and, collectively with the Floating Rate Notes, the 2029 Notes, the 2031 Notes and the 2033 Notes, the “Notes”) pursuant to the indenture, dated as of October 4, 2024, among Accenture Capital, as issuer, Accenture plc, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by an officer’s certificate. We refer to the indenture, as supplemented by the officer’s certificate, as the indenture. The following is a summary of the material provisions of the indenture. It does not include all of the provisions of the indenture. We urge you to read the indenture because it, not this description, defines your rights. The terms of the Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. A copy of the indenture may be obtained from the Issuer or the Trustee.

The Issuer will issue the Notes in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Trustee will initially act as paying agent and registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the registrar. The Issuer may change the paying agent and registrar without notice to holders of the Notes. It is expected that the Issuer will pay principal and interest (and premium, if any) on the Notes (and, as necessary, the Guarantor will pay such amounts in relation to its Guarantee) at the Trustee’s corporate office by wire transfer, if book-entry at The Depository Trust Company (“DTC”).

After the issue date of the Notes, additional notes having the same terms and conditions as the Notes of the applicable series in all respects (other than the issue date, public offering price, first date of interest accrual and, to the extent applicable, first interest payment date of such notes) (“Additional Notes”) may be issued from time to time; provided, however, that if the Additional Notes of such series are not fungible with the Notes of such series for U.S. federal income tax purposes, the Additional Notes of such series will have a separate CUSIP number. The applicable series of Notes and any Additional Notes of such series that are actually issued will be treated as a single class for all purposes under the indenture, including, without limitation, as to waivers, amendments, redemptions and any applicable offers to purchase. Unless the context otherwise requires, for all purposes of the indenture and this “Description of the Notes and the Guarantee,” references to the Notes of a series include any Additional Notes of such series actually issued.

Fixed Rate Notes

The 2029 Notes will mature on July 10, 2029. The 2031 Notes will mature on July 10, 2031. The 2033 Notes will mature on July 10, 2033. The 2036 Notes will mature on July 10, 2036. $1,000,000,000 in aggregate principal amount of the 2029 Notes, $1,500,000,000 in aggregate principal amount of the 2031 Notes, $1,100,000,000 in aggregate principal amount of the 2033 Notes and $1,100,000,000 in aggregate principal amount of the 2036 Notes will be issued in this offering.

Interest on the 2029 Notes will accrue at the rate of 4.750% per annum. Interest on the 2031 Notes will accrue at the rate of 5.000% per annum. Interest on the 2033 Notes will accrue at the rate of 5.300% per annum. Interest on the 2036 Notes will accrue at the rate of 5.600% per annum. Interest on the Notes of a series will be payable semi-annually in arrears in cash on each January 10 and July 10, commencing on January 10, 2027, to the persons who are registered holders of Notes of such series at the close of business on January 1 or July 1, as the case may be, immediately preceding the applicable interest payment date. Interest on the Notes of a series will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance to but excluding the actual interest payment date.

Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

Floating Rate Notes

The Floating Rate Notes will mature on July 10, 2029. Interest on the Floating Rate Notes will be payable quarterly in arrears on January 10, April 10, July 10 and October 10 of each year, commencing on October 10, 2026 (each, a “floating rate interest payment date”), subject to adjustment as provided below if any such date is not a business day, and at maturity, to the record holders at the close of business on the preceding January 1, April 1, July 1 or October 1 of the applicable floating rate interest payment date (whether or not a business day). The Floating Rate Notes will bear interest at a floating rate equal to Compounded SOFR, reset quarterly, plus 0.700% per annum, computed on the basis of a 360-day year for the actual number of days elapsed during the period, commencing on July 10, 2026. Interest on the Floating Rate Notes will accrue from and including the most recent floating rate interest payment date for the Floating Rate Notes or, if no interest has been paid, from the settlement date of the Floating Rate Notes.

The interest rate for any floating rate interest period will be Compounded SOFR as determined on the applicable Floating Rate Interest Determination Date, plus 0.700% per annum with respect to the Floating Rate Notes. As further described herein, on each Floating Rate Interest Determination Date relating to the applicable floating rate interest payment date, the Calculation Agent will calculate the amount of accrued interest payable on the Floating Rate Notes by multiplying (i) the outstanding principal amount of the Floating Rate Notes by (ii) the product of (a) the interest rate for the relevant floating rate interest period multiplied by (b) the quotient of the actual number of calendar days in such floating rate interest period divided by 360. In no event will the interest on the Floating Rate Notes be less than zero.

The interest on the Floating Rate Notes will be reset on the first day of each floating rate interest period other than the initial floating rate interest period (each, an “interest reset date”), subject to adjustment as provided below if any such date is not a business day.

If any interest reset date for the Floating Rate Notes would otherwise be a day that is not a business day with respect to the Floating Rate Notes, such interest reset date will be the next succeeding day that is a business day with respect to the Floating Rate Notes, except that if the business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding day that is a business day with respect to the Floating Rate Notes.

“Floating rate interest period” means (i) the period from and including any floating rate interest payment date (or, with respect to the initial floating rate interest period, from and including the date of issuance) to but excluding the next succeeding floating rate interest payment date or (ii) in the case of the last such period, from and including the floating rate interest payment date immediately preceding the applicable maturity date to but excluding such maturity date.

If any floating rate interest payment date (other than the applicable maturity date) falls on a day that is not a business day, the applicable floating rate interest payment date (other than the applicable maturity date) will be the next succeeding business day unless that business day is in the next succeeding calendar month, in which case the applicable floating rate interest payment date (other than the applicable maturity date) will be the immediately preceding business day. If any such floating rate interest payment date (other than the applicable maturity date) is postponed or brought forward as described above, the interest amount will be adjusted accordingly to the number of days in the applicable period and the holder will be entitled to more or less interest, respectively. If the maturity date in respect of the Floating Rate Notes falls on a day that is not a business day, the payment of principal, premium, if any, or interest, will be made on the next succeeding business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding business day.

For the avoidance of doubt, in accordance with the benchmark replacement provisions under “—Information about the SOFR and the SOFR Index,” after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each floating rate interest period on the Floating Rate Notes will be an annual rate equal to the Benchmark Replacement plus the applicable margin for the Floating Rate Notes.

The term “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law to close.

Information about the SOFR and the SOFR Index

Publication of the SOFR Index

SOFR is published by the Federal Reserve Bank of New York and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.

The SOFR Index is published by the Federal Reserve Bank of New York and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each U.S. Government Securities Business Day and allows the calculation of compounded SOFR averages over custom time periods.

The Federal Reserve Bank of New York notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any floating rate interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that floating rate interest period has been determined after the initial issuance of the Floating Rate Notes.

Compounded SOFR

“Compounded SOFR” with respect to any floating rate interest period will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days (as defined below) preceding the first date of the relevant floating rate interest period;

“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the applicable floating rate interest payment date relating to such floating rate interest period (or in the final floating rate interest period, preceding the maturity date); and

“dc” is the number of calendar days in the relevant Observation Period (as defined below).

For purposes of determining Compounded SOFR,

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if we or our designee (which may be an independent financial advisor or any other designee of ours) determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR or SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated Floating Rate Notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar- denominated Floating Rate Notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of floating rate interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other technical, administrative or operational matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Floating Rate Interest Determination Date” means the date two U.S. Government Securities Business Days (as defined below) preceding each applicable floating rate interest payment date (or in the final floating rate interest period, preceding the maturity date).

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Observation Period” means, in respect of each floating rate interest period, the period from and including the date two U.S. Government Securities Business Days (as defined below) preceding the first date in such floating rate interest period to but excluding the date two U.S. Government Securities Business Days preceding the floating rate interest payment date for such floating rate interest period (or in the final floating rate interest period, preceding the maturity date); provided that the first Observation Period shall be the period from and including two U.S. Government Securities Business Days preceding the settlement date of the floating rate notes to, but excluding, the two U.S. Government Securities Business Days preceding the first floating rate interest payment date.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the

Benchmark is not Compounded SOFR, the time determined by us or our designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2)

if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effects of a Benchmark Transition Event” provisions described below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, if we or our designee (which may be an independent financial advisor or any other designee of ours) determine on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “—Effects of a Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Floating Rate Notes.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each floating rate interest period will be an annual rate equal to the Benchmark Replacement plus the applicable margin for the Floating Rate Notes.

SOFR Index Unavailable Provisions

If a SOFR IndexStart or SOFR IndexEnd is not published on the relevant Floating Rate Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the relevant floating rate interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo- reference-rates-information, or any successor source. For the purposes of this provision, references in the SOFR averages compounding formula and related definitions to “Calculation Period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180-calendar days” shall be removed. If SOFR does not so appear for any day “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effects of a Benchmark Transition Event

(1)

Benchmark Replacement. If we or our designee (which may be an independent financial advisor or any other designee of ours) determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of such determination on such date and all determinations on all subsequent dates.

(2)

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we (or our designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

(3)

Decisions and Determinations. Any determination, decision or election that may be made by us (or our designee) pursuant to the provisions set forth under “Effects of a Benchmark Transition Event,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	if made by us, will be made in our sole discretion;

•	if made by our designee, will be made after consultation with us, and such designee will not make any such determination, decision or election to which we object; and

•	notwithstanding anything to the contrary in the indenture or the Floating Rate Notes shall become effective without consent from the holders of such Floating Rate Notes or any other party.

Neither the trustee, nor the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of Compounded SOFR (or any other Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, Floating Rate Interest Determination Dates or any other relevant methodology applicable to such substitute or successor Benchmark. In connection with the foregoing, each of the trustee, the paying agent and the Calculation Agent shall be entitled to conclusively rely on any determinations made by us or our designee without independent investigation, and none will have any liability for actions taken at our direction in connection therewith.

Neither the trustee nor the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this prospectus supplement or in the calculation agency agreement as a result of the unavailability of Compounded SOFR or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of the indenture and reasonably required for the performance of such duties. Neither the trustee nor the Calculation Agent shall be responsible or liable for our actions or omissions or for those of our designee, or for any failure or delay in the performance by us or our designee, nor shall either the trustee or the Calculation Agent be under any obligation to oversee or monitor our performance or that of such designee.

Calculation Agent

We have appointed The Bank of New York Mellon Trust Company, N.A. to act as the calculation agent (the “Calculation Agent”) for the Floating Rate Notes. All calculations made by the calculation agent for the purposes of calculating interest on the Floating Rate Notes shall be conclusive and binding on the holders of such notes, the trustee and us, absent manifest error. For the avoidance of doubt, in no event shall the entity acting as the calculation agent or the trustee be required to act as our designee for the purposes of determining if any Benchmark Transition Event has occurred, selecting any Benchmark Replacement or determining any Benchmark Replacement Adjustment unless such entity consents to such appointment.

Optional Redemption of the Fixed Rate Notes

Prior to the applicable Par Call Date, the Issuer may redeem any series of the Fixed Rate Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Fixed Rate Notes of such series discounted to the redemption date (assuming the Fixed Rate Notes of such series matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, in the case of the 2029 Notes, plus 15 basis points, in the case of the 2031 Notes, plus 15 basis points, in the case of the 2033 Notes and plus 20 basis points, in the case of the 2036 Notes less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the Fixed Rate Notes of such series to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the applicable Par Call Date, the Issuer may redeem any series of Fixed Rate Notes in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Fixed Rate Notes of such series being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Par Call Date” means, in the case of the 2029 Notes, June 10, 2029 (the date that is one month prior to the maturity date of the 2029 Notes), in the case of the 2031 Notes, June 10, 2031 (the date that is one month prior to the maturity date of the 2031 Notes), in the case of the 2033 Notes, May 10, 2033 (the date that is two months prior to the maturity date of the 2033 Notes) and in the case of the 2036 Notes, April 10, 2036 (the date that is three months prior to the maturity date of the 2036 Notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of

Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date. If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Neither the Trustee nor the Calculation Agent shall have any responsibility in determining or calculating the redemption price or the Treasury Rate.

Notice of any redemption described under “—Optional Redemption” will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.

In the case of a partial redemption, selection of the Fixed Rate Notes for redemption will be made, by lot. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Fixed Rate Notes are held by DTC (or another depositary), the redemption of the Fixed Rate Notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Issuer and the Guarantor default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Fixed Rate Notes or portions thereof called for redemption.

Guarantee

Under the Guarantee, the Guarantor will fully, unconditionally and irrevocably guarantee the due and punctual payment of the principal, interest, premium (if any) and all other amounts due under the indenture and on the Notes when the Notes become due and payable, whether at maturity, pursuant to optional redemption, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the Notes.

The obligations of the Guarantor under its Guarantee will be unconditional, regardless of the enforceability of the Notes, and will not be discharged until all obligations under the Notes and the indenture are satisfied. Holders of the Notes may proceed directly against Accenture plc under the Guarantee if an event of default affecting the Notes occurs without first proceeding against the Issuer.

Ranking

The Notes will be:

•	the Issuer’s general unsecured and unsubordinated obligations;

•	effectively subordinated to all of the Issuer’s existing and future secured indebtedness to the extent of the value of the assets securing any such indebtedness;

•	of equal rank in right of payment with each other and with all of the Issuer’s other existing and future unsecured and unsubordinated indebtedness; and

•	senior in right of payment to all of the Issuer’s existing and future subordinated indebtedness.

The Guarantee will be:

•	the Guarantor’s general unsecured and unsubordinated obligation;

•	effectively subordinated to all of the Guarantor’s existing and future secured indebtedness to the extent of the value of the assets securing any such indebtedness;

•	structurally subordinated to all of the existing and future secured and unsecured indebtedness and other liabilities of Accenture plc’s subsidiaries;

•	of equal rank in right of payment with all of the Guarantor’s other existing and future unsecured and unsubordinated indebtedness; and

•	senior in right of payment to all of the Guarantor’s existing and future subordinated indebtedness.

See “Risk Factors—The Notes will be effectively subordinated to all of the Issuer’s existing and future secured indebtedness (to the extent of the value of the assets securing any such indebtedness), and the Guarantee will be effectively subordinated to all of the Guarantor’s existing and future secured indebtedness (to the extent of the value of the assets securing any such indebtedness) and to the existing and future indebtedness of the Guarantor’s subsidiaries.”

•	As of May 31, 2026, the Issuer had $5.0 billion of Existing Notes and $100.0 million of commercial paper outstanding.

•	As of May 31, 2026, the Guarantor had no indebtedness for borrowed money.

•	As of May 31, 2026, the Guarantor’s subsidiaries (other than the Issuer) had no outstanding indebtedness for borrowed money.

Payment of Additional Amounts

Payments made by the Issuer or the Guarantor in respect of the Notes or the Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future income, stamp or other tax, duty, levy, impost, assessment or other governmental charge of a similar nature (“Taxes”) unless the Issuer or the Guarantor, as applicable, is required to withhold or deduct Taxes by law or the official interpretation or administration thereof.

If the Issuer or the Guarantor is required to withhold or deduct any amount for or on account of Taxes from any payment made with respect to the Notes or the Guarantee levied by or on behalf of (i) the government of Ireland or by any authority or agency therein or thereof having the power to tax, (ii) any other jurisdiction in which the Issuer or the Guarantor, as the case may be, is organized or is otherwise resident for tax purposes or any political subdivision or any authority or agency therein or thereof having the power to tax, or (iii) any jurisdiction from or through which payment under or with respect to the Issuer or the Guarantor is made or any political subdivision or any authority or agency therein or thereof having the power to tax, in each of clauses (ii) and (iii) other than the United States (each of clauses (i), (ii), and (iii), a “Relevant Taxing Jurisdiction”), then the Issuer or the Guarantor will pay such additional amounts as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount the holder would have received if the Taxes had not been withheld or deducted; provided that no additional amounts will be payable with respect to Taxes:

•

that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner of the Notes (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) and such Relevant Taxing Jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or domiciled thereof or a national thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

•	that are estate, inheritance, gift, sales, value added, transfer, personal property, wealth or similar taxes, duties, assessments or other governmental charges;

•	payable other than by withholding from payments of principal of a premium, if any, or interest, if any in respect of the Notes or the Guarantee, as applicable;

•

that would not have been imposed but for the failure of the applicable recipient of such payment (or the beneficial owner of the Note) to comply with any certification, identification, information, documentation or other reporting requirement to the extent:

•

such compliance is required by applicable law or administrative practice or an applicable treaty as a precondition to exemption from, or reduction in, the rate of deduction or withholding of such Taxes; and

•

at least 30 days before the first payment date with respect to which such additional amounts or Taxes shall be payable, the Issuer or the Guarantor, as the case may be, has notified such recipient in writing that such recipient is required to comply with such requirement;

•

that would not have been imposed but for the presentation of a Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

•

that are imposed or withheld pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), as of the issue date of a Note (or any amended or successor version of such sections), any regulations promulgated thereunder, any official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code (any such taxes, “FATCA Taxes”), and any amounts to be paid on debt securities by or on behalf of the issuer will be paid net of any FATCA Taxes imposed or required pursuant thereto;

•

that would not have been imposed if presentation for payment of a Note or the Guarantee (where presentation is required) had been made to a paying agent other than the paying agent to which the presentation was made;

•	any taxes imposed by the United States or any political subdivision thereof or tax authority therein, including any U.S. withholding and backup withholding taxes; or

•	any combination of the foregoing items;

nor shall additional amounts be paid with respect to any payment of the principal of or premium, if any, or interest, if any in respect of the Notes or the Guarantee to any such holder or beneficial owner who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of the Note. For the avoidance of doubt, no additional amounts shall be payable in respect of any Taxes imposed by any jurisdiction other than a Relevant Taxing Jurisdiction. If the Issuer or the Guarantor becomes aware that it will be obligated to pay additional amounts pursuant to this covenant with respect to any payment with respect to the Notes or the Guarantee, the Issuer or the Guarantor, as the case may be, will deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay such additional amounts arises after the 30th day prior to that payment date, in which case the Issuer or the Guarantor shall notify the Trustee promptly thereafter) an officer’s certificate of the Issuer or the Guarantor, as applicable, stating the fact that such additional amounts will be payable pursuant to this covenant and the amount estimated to be so payable. Such officer’s certificate must also set forth any other information reasonably necessary to enable the paying agents to pay such additional amounts to holders of the Notes on the relevant payment date. The Trustee shall be entitled to rely solely on such officer’s certificate as conclusive proof that such payments are necessary. The Issuer or the Guarantor, as the case may be, will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of additional amounts.

The Issuer or the Guarantor will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law with respect to payments in respect of the Notes or the Guarantee. Upon request, the Issuer or the Guarantor, as applicable, will provide to the Trustee an official receipt or, if official receipts are not obtainable, other documentation reasonably satisfactory to the Trustee evidencing the payment of any Taxes so deducted or withheld. Upon request, copies of those receipts or other documentation, as the case may be, will be made available by the Trustee to the holders of the Notes.

The obligations in this covenant will survive any termination or discharge of the indenture and any transfer by a holder or beneficial owner of its Notes and will apply mutatis mutandis to any jurisdiction in which any successor person to the Issuer or the Guarantor is incorporated or resident for tax purposes or any jurisdiction from or through which such person makes any payment in respect of the Notes or the Guarantee and any department or political subdivision thereof or therein.

All references in this prospectus supplement and the accompanying prospectus, other than under “—Defeasance and Discharge” and “Description of Debt Securities and Guarantees—Defeasance” in the accompanying prospectus, to the payment of the principal of or premium, if any, or interest, if any, on or the net proceeds received on the sale or exchange of, any Notes or any payment made under the Guarantee shall be deemed to include additional amounts to the extent that, in that context, additional amounts are, were or would be payable.

Non-U.S. Holders (as defined under “Certain U.S. Federal Income Tax Considerations—Tax Considerations Applicable to Non-U.S. Holders—Definition of a Non-U.S. Holder”) should refer to “Certain U.S. Federal Income Tax Considerations—Tax Considerations Applicable to Non-U.S. Holders” for a discussion of U.S. federal withholding taxes that may be imposed on payments under the Notes and possible exemptions from, or reductions of, such withholding taxes.

Optional Tax Redemption

The Issuer may redeem the Notes of a series in whole, but not in part, at its option at any time prior to maturity, upon the giving of not less than 10 nor more than 60 days’ notice of tax redemption to the holders, at a redemption price equal to the principal amount of the Notes of such series plus accrued and unpaid interest, if any, to the redemption date, if:

•

it determines that, as a result of any change in, or amendment to, the laws or any regulations or rulings promulgated thereunder of a Relevant Taxing Jurisdiction, or any change in the official application, administration, or written interpretation of such laws, regulations or rulings, which change or amendment becomes effective or, in the case of an interpretation, is announced, on or after the issue date of the Notes of such series, the Issuer or the Guarantor, as applicable, would be required to pay additional amounts (as described under “—Payment of Additional Amounts”) with respect to the Notes;

•

or the Guarantee on the next succeeding interest payment date and the payment of such additional amounts cannot be avoided by the use of reasonable measures available to the Issuer or the Guarantor, or any successor thereto;

•

or it determines, based upon an opinion of independent counsel that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction in, Ireland (or any political subdivision or taxing authority thereof), which action is taken or brought on or after the issue date of the Notes of such series under the laws of a jurisdiction other than Ireland (or any political subdivision or taxing authority thereof), with respect to taxes imposed by such other jurisdiction, there is a substantial probability that the circumstances described above would exist.

No notice of any such redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor, as the case may be, would be obligated to pay any additional amounts. The Issuer or the Guarantor, as applicable, will also pay to each holder, or make available for payment to each such holder, on the redemption date, any additional amounts (as described under “—Payment of Additional Amounts”) resulting from the payment of such redemption price by it. Prior to the delivery of any notice of redemption, the Issuer will deliver to the Trustee (i) an officer’s certificate stating that it is entitled to effect or cause a redemption and setting forth a statement of facts showing that the conditions precedent of the right so to redeem or cause such redemption have occurred, and (ii) an opinion of independent counsel of recognized standing to the effect that there has been such change or amendment that would entitle the Issuer to redeem the Notes under the indenture. Such officer’s certificate and opinion of counsel shall be sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the holders of the Notes. The foregoing will apply, mutatis mutandis, to any jurisdiction in which any successor to the Issuer or the Guarantor is incorporated or organized or tax resident or any political subdivision or taxing authority or agency thereof or therein, provided that if on the date of the succession the taxing jurisdiction is not already a Relevant Taxing Jurisdiction, the change or amendment of law becomes effective (or the announcement of the official interpretation is announced) after that date.

Consolidation and Merger

The indenture provides that each of the Issuer and the Guarantor may consolidate with or merge or convert into, or convey, transfer or lease its or their properties or assets substantially as an entirety to, another person without the consent of any Security holders if, along with certain other conditions set forth in the indenture:

•	the Issuer or Guarantor, as the case may be, is the successor person; or

•

the successor person (if other than the Issuer or Guarantor, as the case may be) formed by such consolidation or conversion or into which the Issuer or Guarantor, as the case may be, merges or converts or which acquires or leases the assets of the Issuer or Guarantor, as the case may be, substantially as an entirety:

a.	(i) in the case of the Issuer or the Guarantor, as the case may be, is a corporation or other entity organized and existing under the laws of the United States, any state thereof or the District of

Columbia, Ireland, England and Wales, Jersey, any member state of the European Union as in effect on the date the debt securities of the applicable series are first issued or Switzerland; and (ii) expressly assumes by supplemental indenture the obligations of the Issuer or Guarantor, as the case may be, in relation to the Notes or the Guarantee, as the case may be, and under the indenture;

b.	immediately after giving effect to such transaction, there is no event of default and no event which, after notice or passage of time or both, would become an event of default; and

c.

the Issuer or the Guarantor, as the case may be, has delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that the transaction complies with the conditions set forth in the indenture.

Notwithstanding the foregoing, (A) any conveyance, transfer or lease of assets between or among the Guarantor or the Issuer and its subsidiaries will not be prohibited under the indenture, and (B) each of the Guarantor and the Issuer may, directly or indirectly, consolidate with or merge with or into an affiliate incorporated solely for the purpose of reincorporating the Guarantor or the Issuer, as applicable, in another jurisdiction within the United States, any state thereof or the District of Columbia, Ireland, England and Wales, Jersey, any member state of the European Union as in effect on the date the Notes are first issued or Switzerland to realize tax or other benefits.

Depending on the facts, it is possible that a merger, transfer, lease or other transaction could be treated for U.S. federal income tax purposes as a taxable exchange by the beneficial owner of the Notes or Guarantee for new securities, which could result in U.S. beneficial owners of debt securities or guarantees recognizing taxable gain or loss for U.S. federal income tax purposes and possibly holding new notes with original issue discount solely for U.S. federal income tax purposes. A merger, transfer, lease or other transaction could also have adverse tax consequences to beneficial owners of the Notes or the Guarantee under other tax laws to which the beneficial owners are subject.

Events of Default

Each of the following is an “event of default” under the indenture with respect to the Notes:

•	failure to pay the principal of, or any premium on, the Notes when due;

•	failure to pay the interest or any additional amount on the Notes when due and the continuation of that failure for 30 days;

•

the cessation of the Guarantee to be in full force and effect, the declaration that the Guarantee is null and void and unenforceable, the finding that the Guarantee is invalid or the denial by the Guarantor of its liability under the Guarantee (other than by reason of the release of the Guarantor in accordance with the terms of the indenture);

•

failure by the Issuer or the Guarantor to comply with any of its other covenants or agreements contained in the indenture and the continuation of that failure for 90 days after written notice of that failure is given to the Issuer or Guarantor from the Trustee (or to the Issuer, Guarantor and Trustee from the holders of at least 25% in principal amount of the outstanding Notes); and

•	certain events of bankruptcy, insolvency or reorganization relating to the Issuer or the Guarantor;

The indenture provides that if there is a continuing event of default with respect to the Notes, the Trustee or the holders of at least 25% of the outstanding principal amount of the Notes may require the Issuer or the Guarantor to pay immediately the principal of and accrued and unpaid interest, if any, on the Notes. However, at any time after the Trustee or the holders, as the case may be, declare an acceleration with respect to the Notes, but before the applicable person has obtained a judgment or decree for payment of the money, the holders of a majority in principal amount of the Notes may, under certain conditions, cancel such acceleration if (i) all events of default (other than the non-payment of accelerated principal) with respect to the Notes have been cured or (ii) all such events of default have been waived, each as provided in the indenture. For information as to waiver of defaults, see “—Modification and Waiver” in the accompanying prospectus.

The indenture provides that, subject to the duties of the Trustee to act with the required standard of care, if there is a continuing event of default, the Trustee need not exercise any of its rights or powers under the indenture at the request or direction of any of the holders of Notes, unless those holders have offered to the Trustee security or indemnity reasonably satisfactory to it. Subject to those provisions for security or indemnification of the Trustee and certain other conditions, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power the Trustee holds with respect to the Notes.

No holder of any Security will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder unless:

•	the Trustee has failed to institute the proceeding for 60 days after the holder has previously given the Trustee written notice of a continuing event of default with respect to the Notes;

•

the holders of at least 25% in principal amount of the outstanding Notes have made written request, and offered reasonable security or indemnity, to the Trustee to institute the proceeding as Trustee; and

•	the Trustee has not received from the holders of a majority in principal amount of the outstanding Notes a direction inconsistent with that request.

However, the holder of any Security will have an absolute and unconditional right to receive payment of the principal of, and any premium or interest on, that Security on or after the date or dates they are to be paid as expressed in or pursuant to the Notes and to institute suit for the enforcement of any such payment.

The indenture provides that the Trustee shall provide notice to the holders of Notes within 90 days of the occurrence of any default with respect to such Notes as notified to a Responsible Officer of the Trustee, except that the Trustee need not provide holders of any such Notes notice of any default (other than the non-payment of principal or any premium, interest or additional amounts) if such default has been cured and the Trustee considers it in the interest of the holders of such Notes not to provide that notice.

Governing Law

The indenture is and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Defeasance and Discharge

Under certain circumstances, the Issuer and the Guarantor may be discharged, referred to as defeasance, from any and all obligations in respect of the Notes of any series and the related Guarantee, as applicable, as described in “Description of Debt Securities and Guarantees—Defeasance” in the accompanying prospectus.

In addition, the Issuer and the Guarantor may also obtain a discharge of the indenture with respect to all debt securities (including the Notes) issued thereunder and any related guarantee (including the Guarantee), as applicable, by depositing with the Trustee, in trust, money and/or securities of the United States or such other government which issues the currency in which the debt securities of that series are payable or securities of agencies backed by the full faith and credit of the United States or such other government, which, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized public accounting firm, enough money to pay all amounts due on the debt securities on the date those payments are due whether at maturity, upon redemption or otherwise, so long as those debt securities are by their terms to become due and payable within one year or are to be called for redemption within one year.

Concerning Our Relationship with the Trustee

The Guarantor and its affiliates have commercial deposits and custodial arrangements with The Bank of New York Mellon Trust Company, N.A. (“BNY”) and may have borrowed money from BNY or its affiliates in the normal course of business. The Guarantor and its affiliates may enter into similar or other banking relationships with BNY or its affiliates in the future in the normal course of business. In addition, the Guarantor and its affiliates may provide consulting and other services in the ordinary course of our business for BNY or its affiliates.

Offers to Purchase; Open Market Purchases

Neither the Issuer nor the Guarantor is required to make any sinking fund payments or any offers to purchase with respect to the Notes or the Guarantee. The Issuer or the Guarantor may at any time and from time to time purchase Notes in the open market or otherwise.

BOOK-ENTRY, DELIVERY AND FORM

We have obtained the information in this section concerning DTC, Clearstream Banking S.A. (“Clearstream, Luxembourg”) and Euroclear Bank SA/NV (“Euroclear”) and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Notes of each series will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee). You may hold your interests in the global notes in the United States through DTC, or in Europe through Clearstream, Luxembourg or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream, Luxembourg’s or Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

So long as DTC or its nominee is the registered owner of the global securities representing the Notes of a series, DTC or such nominee will be considered the sole owner and holder of the Notes of such series for all purposes of the Notes of such series and the indenture. Except as provided below, owners of beneficial interests in the Notes will not be entitled to have the Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders of the Notes under the indenture, including for purposes of receiving any reports delivered by the Issuer, the Guarantor or the Trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a Note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of Notes.

Unless and until the Issuer issues the Notes of a series in fully certificated, registered form under the limited circumstances described below under “—Certificated Notes”:

•	you will not be entitled to receive a certificate representing your interest in the Notes of such series;

•	all references in this prospectus or an accompanying prospectus supplement to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

•

all references in this prospectus or an accompanying prospectus supplement to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the Notes of such series, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

DTC will act as securities depositary for the Notes. The Notes will be issued as fully registered Notes registered in the name of Cede & Co. DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a participant, either directly or indirectly.

Purchases of Notes under DTC’s system must be made by or through direct participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Notes, except as provided below under “—Certificated Notes.”

To facilitate subsequent transfers, all Notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Notes. DTC’s records reflect only the identity of the direct participants to whose accounts such Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-Entry Format

Under the book-entry format, the paying agent will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants (including Clearstream, Luxembourg or Euroclear) or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. None of the Issuer, the Guarantor, the Trustee or any paying agent has any direct responsibility or liability for the payment of principal or interest on the Notes to owners of beneficial interests in the Notes.

DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the Notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the Notes on your behalf. None of the Issuer, the Guarantor or the Trustee have responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. In addition, none of the Issuer, the Guarantor or the Trustee have responsibility or liability for any aspect of the records kept by DTC, Clearstream, Luxembourg, Euroclear or any of their direct or indirect participants relating to or payments made on account of beneficial ownership interests in the Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Neither the Issuer nor the Guarantor supervises these systems in any way.

The Trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a Note if one or more of the direct participants to whom the Note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the Notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge Notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your Notes.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of Clearstream, Luxembourg customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These payments will be subject to tax reporting in accordance with relevant U.S. tax laws and regulations. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Notes among participants of DTC, Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Transfers Within and Among Book-Entry Systems

Transfers between DTC’s direct participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg customers and Euroclear participants will occur in accordance with its applicable rules and operating procedures.

DTC will effect cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other hand, in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, instruct its depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC direct participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date.

Those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg customer or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC direct participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash amount only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Certificated Notes

Unless and until they are exchanged, in whole or in part, for Notes in definitive form in accordance with the terms of the Notes, the Notes may not be transferred except (i) as a whole by DTC to a nominee of DTC, (ii) by a nominee of DTC to DTC or another nominee of DTC or (iii) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

The Issuer will issue Notes of the applicable series to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

•

the Issuer advises the Trustee in writing that DTC is no longer willing or able to discharge its responsibilities properly or that DTC is no longer a registered clearing agency under the Exchange Act, and the Trustee or we are unable to locate a qualified successor within 90 days;

•	an event of default with respect to the Notes of the applicable series has occurred and is continuing under the indenture; or

•	the Issuer, at its option, elects to terminate the book-entry system through DTC.

DTC is required to notify all direct participants that Notes of the applicable series in fully certificated registered form are available through DTC. DTC will then surrender the global notes representing the Notes of such series along with instructions for re-registration. The Trustee will re-issue the Notes of the applicable series in fully certificated registered form and will recognize the registered holders of the certificated debt securities as holders under the indenture.

Unless and until the Issuer issues the Notes in fully certificated, registered form, (i) you will not be entitled to receive a certificate representing your interest in the Notes, (ii) all references in this prospectus supplement or the accompanying prospectus to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants and (iii) all references in this prospectus supplement or the accompanying prospectus to payments and notices to holders will refer to payments and notices to the depositary, as the registered holder of the Notes, for distribution to you in accordance with its policies and procedures.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax considerations of the ownership and disposition of the Notes issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, the Medicare tax on certain investment income, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a beneficial owner of the Notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the ownership and disposition of the Notes.

This discussion is limited to persons who hold the Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the Notes for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the Notes of the relevant series is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for cash). This discussion does not address all U.S. federal income tax considerations relevant to a person’s particular circumstances. In addition, it does not address considerations relevant to persons subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding the Notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the Notes being taken into account in an applicable financial statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, each partnership holding or considering an investment in the Notes and each partner in such partnership is urged to consult its tax advisor regarding the U.S. federal income tax considerations of the ownership and disposition of the Notes by such partnership.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. EACH INVESTOR IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE

APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO ITS PARTICULAR SITUATION AS WELL AS ANY TAX CONSIDERATIONS OF THE OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a Note that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Payments of Interest

Interest on a Note generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes. Payments under the Notes or the Guarantee will have a U.S. source.

Sale, Exchange, Redemption or Other Taxable Disposition

A U.S. Holder generally will recognize gain or loss on the sale, exchange, redemption or other taxable disposition of a Note. The amount of such gain or loss will generally equal the difference, if any, between the amount of cash and the fair market value of any property received for the Note (less amounts attributable to any accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will be equal to the amount the U.S. Holder paid for the Note. Any gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the Note for more than one year at the time of sale, exchange, redemption or other taxable disposition. Long-term capital gains recognized by individuals and certain other non-corporate U.S. Holders are eligible for reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding when the U.S. Holder receives payments on a Note or receives proceeds from the sale or other taxable disposition of a Note. Certain U.S. Holders (including corporations) are exempt from backup withholding. A U.S. Holder will be subject to backup withholding if the U.S. Holder is not otherwise exempt (and certified such exempt status if required) and:

•	the U.S. Holder fails to furnish the U.S. Holder’s taxpayer identification number;

•	the U.S. Holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the U.S. Holder previously failed to properly report payments of interest or dividends; or

•

the U.S. Holder fails to certify under penalties of perjury that the U.S. Holder has furnished a correct taxpayer identification number and that the IRS has not notified the U.S. Holder that the U.S. Holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. A U.S. Holder who does not timely provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Each U.S. Holder is urged to consult its tax advisor regarding such U.S. Holder’s qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a Note that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Payments of Interest

Subject to the discussion of FATCA (as defined below) and Information Reporting and Backup Withholding below, interest paid on a Note or the Guarantee to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax, or withholding tax of 30% (or such lower rate specified by an applicable income tax treaty), provided that:

•

the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury Regulations;

•	the Non-U.S. Holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

•

either (1) the Non-U.S. Holder properly certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Note on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such Non-U.S. Holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the Non-U.S. Holder holds its Note directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, such Non-U.S. Holder may be entitled to a reduction in or an exemption from withholding on such interest as a result of an applicable income tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under an applicable income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.

If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S.

Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a Note is not subject to withholding tax because it is effectively connected with the conduct of the Non-U.S. Holder of a trade or business within the United States.

Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular graduated U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. Holder, unless an applicable income tax treaty provides otherwise. In addition, a Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. A Non-U.S. Holder that does not timely provide the applicable withholding agent with the required certification, but that qualifies for a reduced rate (e.g., under an applicable income tax treaty), may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Each Non-U.S. Holder is urged to consult its tax advisor regarding its entitlement to benefits under any applicable income tax treaty.

Sale, Exchange, Redemption or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption or other taxable disposition of a Note (other than amounts allocable to accrued and unpaid interest, which generally will be treated as interest subject to the rules discussed above under “—Payments of Interest”) unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates as if such Non-U.S. Holder were a U.S. Holder. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S.-source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

If a Non-U.S. Holder is eligible for the benefits of an income tax treaty between the United States and such Non-U.S. Holder’s country of residence, the U.S. federal income tax treatment of any such gain described above may be modified in the manner specified by the treaty. Each Non-U.S. Holder is urged to consult its tax advisor regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of interest generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder certifies its non-U.S. status as described above under “—Payments of Interest.” However, information returns are required to be filed with the IRS in connection with any interest paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a Note (including a retirement or redemption of the Note) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of a Note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on a Note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Each prospective investor is urged to consult its tax advisor regarding the potential application of withholding under FATCA to its investment in a Note.

CERTAIN IRISH TAX CONSEQUENCES

The following is a general summary of the Irish withholding tax consequences in relation to payments of interest on the Notes and payments in respect of the Guarantee and of the Irish stamp duty consequences of the issue or transfer of the Notes. It deals only with holders of Notes who beneficially own their Notes as an investment and who are not associated with the Issuer (otherwise than by virtue of holding the Notes). This summary does not deal with other Irish tax aspects of acquiring, holding or disposing of the Notes. This summary is based upon the laws of Ireland and the published practices of the Revenue Commissioners of Ireland in effect on the date of this prospectus supplement and is subject to any change in law or practice which may take effect after that date (including with retrospective effect).

This summary does not constitute legal or tax advice and the comments below are of a general nature only. Holders (or prospective holders) of Notes who are in any doubt as to their tax position should consult their professional advisors.

Irish Withholding Tax

Payments of Interest on the Notes

Withholding Tax. Interest payments on the Notes made by the Issuer may be made without withholding on account of Irish income tax provided that they do not have an “Irish source.” Interest payments on the Notes made by the Issuer would not generally be considered to have an Irish source where: (i) the Issuer is not resident in Ireland for the purposes of Irish tax; (ii) the Issuer does not operate in Ireland through a branch or agency with which the issue of the Notes is connected; (iii) the funds for the payments do not come from Ireland and no interest payments will be made from Ireland; and (iv) no debt is secured on Irish situate assets. Accordingly, the Issuer or any paying agent acting on behalf of the Issuer should not be obliged to deduct Irish interest withholding taxes from payments made in connection with the Notes.

Encashment Tax. In certain circumstances, Irish tax will be required to be withheld at a rate of 25 per cent from any interest paid in respect of the Notes, where such interest is paid, collected or realized by a person in Ireland on behalf of any holder of the Notes. Holders of the Notes should therefore note that the appointment of an Irish collection agent or an Irish paying agent could result in the deduction of 25% encashment tax by such agent from interest payments on the Notes. A holder of Notes that is not resident in Ireland for tax purposes may claim an exemption from this withholding tax by submitting an appropriate declaration of non-Irish tax residency to the Irish agent.

Payments in Respect of the Guarantee

The Guarantor currently does not intend to withhold tax from any payments under the Guarantee. Depending on the correct analysis under Irish law of payments in respect of the Guarantee, it is possible that such payments would be subject to withholding on account of Irish income tax at the standard rate (currently 20%), subject to such relief as may be available under the provisions of any applicable double tax treaty or any other exemption which may apply under domestic Irish law.

Stamp Duty

No Irish stamp duty should be payable on the issue or transfer of the Notes for so long as (a) the Notes do not derive their value or the greater part of their value directly or indirectly from any non-residential immovable property situated in Ireland, and (b) the transfer of the Notes does not relate to: (i) any immovable property situated in Ireland or any right over or interest in such property; or (ii) the stocks or marketable securities of a company registered in Ireland.

UNDERWRITING

Subject to the conditions contained in an underwriting agreement dated as of the date of this prospectus supplement by and among the Issuer, the Guarantor, and the underwriters named below, for whom BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as representatives, the Issuer and the Guarantor have agreed to sell to each underwriter, and each underwriter has severally and not jointly agreed to purchase from us, the principal amount of the Notes that appears opposite its name in the table below:

Underwriter	Principal Amount of the Floating Rate Notes	Principal Amount of the 2029 Notes	Principal Amount of the 2031 Notes	Principal Amount of the 2033 Notes	Principal Amount of the 2036 Notes
BofA Securities, Inc.	$55,500,000	$185,000,000	$277,500,000	$203,500,000	$203,500,000
Barclays Capital Inc.	$39,000,000	$130,000,000	$195,000,000	$143,000,000	$143,000,000
Citigroup Global Markets Inc.	$39,000,000	$130,000,000	$195,000,000	$143,000,000	$143,000,000
J.P. Morgan Securities LLC	$39,000,000	$130,000,000	$195,000,000	$143,000,000	$143,000,000
BNP Paribas Securities Corp.	$19,800,000	$66,000,000	$99,000,000	$72,600,000	$72,600,000
SG Americas Securities, LLC	$19,800,000	$66,000,000	$99,000,000	$72,600,000	$72,600,000
Deutsche Bank Securities Inc.	$16,500,000	$55,000,000	$82,500,000	$60,500,000	$60,500,000
HSBC Securities (USA) Inc.	$16,500,000	$55,000,000	$82,500,000	$60,500,000	$60,500,000
Standard Chartered Bank	$16,500,000	$55,000,000	$82,500,000	$60,500,000	$60,500,000
BBVA Securities Inc.	$9,600,000	$32,000,000	$48,000,000	$35,200,000	$35,200,000
Goldman Sachs & Co. LLC	$9,600,000	$32,000,000	$48,000,000	$35,200,000	$35,200,000
Morgan Stanley & Co. LLC	$9,600,000	$32,000,000	$48,000,000	$35,200,000	$35,200,000
Truist Securities, Inc.	$9,600,000	$32,000,000	$48,000,000	$35,200,000	$35,200,000

Total	$300,000,000	$1,000,000,000	$1,500,000,000	$1,100,000,000	$1,100,000,000

The underwriters are offering the Notes subject to their acceptance of the Notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the Notes offered by this prospectus supplement if any such notes are taken. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters initially propose to offer the Notes of each series to the public at the applicable public offering prices that appear on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer the Notes to certain dealers at prices that represent a concession not in excess of 0.150% of the aggregate principal amount of the Floating Rate Notes, as applicable, 0.150% of the aggregate principal amount of the 2029 Notes, as applicable, 0.200% of the aggregate principal amount of the 2031 Notes, as applicable, 0.250% of the aggregate principal amount of the 2033 Notes, as applicable and 0.250% of the aggregate principal amount of the 2036 Notes, as applicable. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of 0.100% of the aggregate principal amount of the Floating Rate Notes, 0.100% of the aggregate principal amount of the 2029 Notes, 0.150% of the aggregate principal amount of the 2031 Notes, 0.150% of the aggregate principal amount of the 2033 Notes and 0.200% of the aggregate principal amount of the 2036 Notes as applicable to certain other dealers. After the initial offering of the Notes, the underwriters may from time to time vary the offering prices and other selling terms.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with the offering of the Notes:

Paid by Us
Per Floating Rate Note	0.250%
Floating Rate Notes total	$750,000
Per 2029 Note	0.250%
2029 Notes total	$2,500,000
Per 2031 Note	0.350%
2031 Notes total	$5,250,000
Per 2033 Note	0.400%
2033 Notes total	$4,400,000
Per 2036 Note	0.450%
2036 Notes total	$4,950,000

Total	$17,850,000

We estimate that our out of pocket expenses for this offering will be approximately $9.6 million.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

Each series of Notes is a new issue of securities with no established trading market, and we currently have no intention to apply to list the Notes of any series on any securities exchange or to seek their admission to trading on any automated quotation system. One or more of the underwriters intend(s) to make secondary markets for the Notes. However, they are not obligated to do so and may discontinue making secondary markets for the Notes at any time without notice. No assurance can be given as to how liquid the trading markets for the Notes will be.

In connection with this offering of the Notes, the underwriters may engage in overallotments, stabilizing transactions, and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriting. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the prices of the Notes, as applicable. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the prices of the Notes to be higher than they would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discounts received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions. For example, affiliates of BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are lenders under our credit agreement and affiliates of J.P. Morgan Securities LLC and BofA Securities, Inc. act as dealers and placement agents under our commercial paper program. Additionally, the Guarantor and its affiliates may provide consulting and other services in the ordinary course of our business to the underwriters or their affiliates.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the securities offered hereby. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Settlement

We expect to deliver the Notes against payment for the Notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the second business day following the date of the pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the business day preceding the closing date will be required, by virtue of the fact that the Notes initially will settle in T+2, to specify an alternate settlement arrangement to prevent a failed settlement.

Selling Restrictions

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

If applicable, pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, the “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2(e) of Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for such securities. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering, selling or distributing packaged retail and insurance based investment products or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering, selling or distributing the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities. For the avoidance of doubt, while this document is referred to as a ‘prospectus supplement’, this prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

In the EEA, this prospectus supplement and the accompanying prospectus are only for distribution to, and are only directed at, non-retail investors (being persons who are not retail investors as defined in this section “European Economic Area”) and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to, and will be engaged in only with, non-retail investors. Any person in any member state of the EEA who is a retail investor should not act or rely on this prospectus supplement, the accompanying prospectus, or any of their contents.

Each person in a member state of the EEA who receives any communication in respect of, or who acquires any Notes under, the offer contemplated in this prospectus supplement, or the accompanying prospectus, or to whom the Notes are otherwise made available, will be deemed to have represented, warranted and agreed to and with each underwriter and us that it and any person on whose behalf it acquires the Notes is not a “retail investor” (as defined in this section “European Economic Area”).

United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) not a “professional client”, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of assimilated law in the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended, and together with any statutory instruments made in exercise of the powers conferred by such Act, the “EUWA”) (“UK MiFIR”); or (ii) not a “qualified investor” as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (“POATRs”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for such securities. Consequently, no disclosure document required by the UK Financial Conduct Authority (“FCA”) Product Disclosure Sourcebook (the “DISC Sourcebook”) for offering, selling or distributing consumer composite investments or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the DISC Sourcebook and The Consumer Composite Investments (Designated Activities) Regulations 2024.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that the offering of the Notes in the UK will be made pursuant to an exception from the prohibition on public offers of relevant securities in the POATRs in circumstances not requiring a prospectus pursuant to the FCA Handbook Admission to Trading on a Regulated Market Sourcebook (“PRM Sourcebook”). For the avoidance of doubt, whilst this document is referred to as a ‘prospectus supplement’ and there are references herein to a ‘prospectus’, neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the POATRs or the PRM Sourcebook.

This prospectus supplement and the accompanying prospectus have not been approved by an authorized person for the purposes of section 21 of the FSMA and accordingly, are only being distributed to, and must not be passed on to, the general public in the UK. In the UK, this prospectus supplement and the accompanying prospectus are being distributed only to, and are only directed at, non-retail investors (being persons who are not retail investors as defined in this section “United Kingdom”) who are also: (i) persons having professional experience in matters relating to investors who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts described in Article 49(2)(a) to (c) of the Order; or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any Notes may otherwise lawfully be communicated (each such person being referred to as a “relevant person”). This prospectus supplement, the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to and will be engaged in only with relevant persons. Any person in the United Kingdom who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

Each person in the UK who receives any communication in respect of, or who acquires any Notes under, the offer contemplated in this prospectus supplement or the accompanying prospectus, or to whom the Notes are otherwise made available, will be deemed to have represented, warranted and agreed to and with each underwriter and us that it and any person on whose behalf it acquires Notes is a relevant person (as defined in this section “United Kingdom”).

Hong Kong

The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation, or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (the “Financial Instruments and Exchange Act”). Accordingly, none of the Notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus supplement and the accompanying base prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriters have not offered or sold the Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell the Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and have not circulated or distributed, nor will they circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The Notes have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to applicable securities laws and regulations. No person or entity in Taiwan is authorized to distribute or otherwise intermediate the offering of the Notes or the provision of information relating to the offering of the Notes, including, but not limited to, this prospectus supplement and the accompanying prospectus. The Notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered, or sold in Taiwan.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Our SEC file number is 001-34448. The SEC maintains a website at www.sec.gov that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC.

The SEC’s rules allow us to “incorporate by reference” information in this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference herein modifies or replaces such statement.

This prospectus supplement incorporates by reference (i) the documents set forth below and (ii) any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of this offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits filed on such form that are related to such items, unless specifically noted below for such report or in a prospectus supplement:

•	Annual Report on Form 10-K for the year ended August 31, 2025, filed with the SEC on October 10, 2025;

•

information specifically incorporated by reference in the Annual Report on Form 10-K for the year ended August  31, 2025 from the Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 12, 2025;

•

Quarterly Reports on Form 10-Q for the quarter ended November 30, 2025, filed with the SEC on December 18, 2025, the quarter ended February  28, 2026, filed with the SEC on March 19, 2026, and the quarter ended May  31, 2026, filed with the SEC on June 18, 2026; and

•	Current Reports on Form 8-K, filed with the SEC on January 28, 2026 and April 24, 2026.

You will find additional information about us in the registration statement of which this prospectus and the accompanying prospectus form a part. This prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement. Statements in this prospectus supplement, the accompanying prospectus or any documents incorporated by reference herein or therein concerning the provisions of legal documents are not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or calling us at the following address or telephone number:

Accenture plc

Investor Relations

395 Ninth Avenue

60th Floor

New York, New York 10001

United States of America

Telephone: +1 (703) 948-5150

LEGAL MATTERS

The validity of the Notes will be passed upon for us as to Irish law by Arthur Cox LLP and as to U.S. law by Gibson, Dunn & Crutcher LLP, New York, New York. Davis Polk & Wardwell LLP, Redwood City, California, will pass upon certain matters for the underwriters.

EXPERTS

The consolidated financial statements of Accenture plc and subsidiaries as of August 31, 2025 and 2024, and for each of the years in the three-year period ended August 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of August 31, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Accenture plc	Accenture Capital Inc.	Accenture Global Capital DAC
Guarantees Class A Ordinary Shares Preference Shares Share Purchase Contracts Share Purchase Units Warrants Depositary Shares	Debt Securities	Debt Securities
Units

Accenture plc, Accenture Capital or Accenture DAC (each as defined below) may from time to time offer and sell any of the securities identified above, or any combination thereof, in each case, in one or more series and in one or more offerings. This prospectus provides you with a general description of the securities and the general manner in which they may be offered.

Accenture plc, Accenture Capital or Accenture DAC may offer and sell the securities to or through one or more underwriters, dealers and agents or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See “About this Prospectus” and “Plan of Distribution” for more information. None of the securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Each time Accenture plc, Accenture Capital or Accenture DAC offers and sells securities, a supplement to this prospectus will be provided that contains specific information about the offering and the amounts, prices and terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of the securities, as well as the documents incorporated or deemed to be incorporated by reference herein and therein.

INVESTING IN THE SECURITIES DESCRIBED IN THIS PROSPECTUS INVOLVES RISK. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES DESCRIBED UNDER “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROSPECTUS AND ANY RISK FACTORS SET FORTH IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN OR THEREIN.

The Class A ordinary shares of Accenture plc are listed on the New York Stock Exchange under the symbol “ACN.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 30, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) using an automatic “shelf” registration process. By using a shelf registration statement, Accenture plc, Accenture Capital or Accenture DAC may, over time, offer any combination of the securities described in this prospectus in one or more offerings.

Unless otherwise stated or the context otherwise requires, in this prospectus we use the terms:

•	“Accenture Capital” to refer to Accenture Capital Inc., a Delaware corporation and a wholly owned subsidiary of Accenture plc;

•	“Accenture DAC” to refer to Accenture Global Capital DAC, an Irish designated activity company and a wholly owned subsidiary of Accenture plc;

•	“Accenture plc” to refer to Accenture plc, an Irish public limited company;

•	“Accenture,” “we,” “us” or “our” to refer to Accenture plc, together with its consolidated subsidiaries, including Accenture Capital and Accenture DAC; and

•

the “securities” to refer collectively to the guarantees, Class A ordinary shares, preference shares, share purchase contracts, share purchase units, warrants, depositary shares and units offered by Accenture plc, the debt securities offered by Accenture Capital and the debt securities offered by Accenture DAC.

This prospectus provides you with a general description of the securities that Accenture plc, Accenture Capital or Accenture DAC may offer. Each time that Accenture plc, Accenture Capital or Accenture DAC offers and sells securities, a prospectus supplement to this prospectus will be provided that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read this prospectus, any applicable prospectus supplement and any applicable free writing prospectuses, together with the additional information described under “Where You Can Find More Information” and “Incorporation by Reference.”

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement of which this prospectus is a part or the exhibits to such registration statement. For further information, we refer you to such registration statement, including its exhibits and schedules and the documents incorporated by reference therein. Statements contained in this prospectus about the provisions or contents of any contract, agreement or other document are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved.

We have not authorized anyone to provide you with any information or to make any representation that is different from, or in addition to, the information contained in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus or any documents incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you or representations that others may make. You should not assume that the information contained, incorporated or deemed to be incorporated by reference in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus or any documents incorporated by reference in this prospectus is accurate as of any date other than the date on the cover of the applicable document, unless otherwise indicated. The business, financial condition, results of operations and prospects of Accenture plc, Accenture Capital and/or Accenture DAC may have changed since that date. Neither this prospectus nor any prospectus supplement constitutes an offer to sell securities or a solicitation of an offer to buy securities by anyone in any jurisdiction in which that offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make that offer or solicitation, nor will we make an offer to sell securities in any jurisdiction where the offer or sale is not permitted.

This document is not intended to be and is not a prospectus for purposes of the Companies Act 2014 of Ireland, as amended, Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC (the “EU Prospectus Regulation”) or any legislation, regulations or rules of the European Union, Ireland or any other member state of the European Economic Area implementing the EU Prospectus Regulation. In the United Kingdom, this document is not intended to be and is not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of assimilated law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) including any statutory instruments made pursuant to the EUWA (the “UK Prospectus Regulation”). This document has not been reviewed or approved by the Central Bank of Ireland nor by any other competent or supervisory authority of any other member state of the European Economic Area or the United Kingdom for the purposes of the EU Prospectus Regulation or the UK Prospectus Regulation. No offer of securities to the public is being, or shall be, made in Ireland or any other member state of the European Economic Area or the United Kingdom on the basis of this document. References to any UK legislation in this paragraph include any successor legislation to that legislation.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in documents that are incorporated by reference in such documents. Accordingly, you should not place undue reliance on this information.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC.

Our website address is www.accenture.com. The information on our website is not, and should not be deemed to be, a part of this prospectus.

You will find additional information about us in the registration statement of which this prospectus forms a part. This prospectus and any prospectus supplement do not contain all of the information in the registration statement. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference therein. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement may be obtained through the SEC’s website as provided above, or through us as provided under “Incorporation by Reference.”

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference herein modifies or replaces such statement.

This prospectus and any accompanying prospectus supplement incorporate by reference (i) the documents set forth below and (ii) any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits filed on such form that are related to such items, unless specifically noted below for such report or in a prospectus supplement:

•

Annual Report on Form 10-K for the year ended August 31, 2023, filed with the SEC on October 12, 2023, as revised by our Current Report on Form 8-K filed on September 30, 2024, which revised Part I, Item 1, Part II, Item 7 and Part II, Item 8 thereof;

•

information specifically incorporated by reference in the Annual Report on Form 10-K for the year ended August  31, 2023 from the Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 13, 2023;

•

Quarterly Reports on Form 10-Q for the quarter ended November 30, 2023, filed with the SEC on December 19, 2023, the quarter ended February 29, 2024, filed with the SEC on March 21, 2024 and the quarter ended May  31, 2024, filed with the SEC on June 20, 2024;

•

Current Reports on Form 8-K, filed with the SEC on December  6, 2023, January  31, 2024, May 17, 2024, June  11, 2024 (as amended on July  19, 2024), and September 30, 2024 (including Accenture plc’s recast financial statements and related disclosures, as of August 31, 2023, along with the audit report of our independent registered public accounting firm); and

•

the description of the Class A ordinary shares of Accenture plc contained in our Current Report on Form 8-K12B filed with the SEC on September 1, 2009, as updated by the Current Reports of the Company on Form 8-K (under Items 5.03 and 9.01), filed on February  9, 2012, February  3, 2016 and February  7, 2018 and in Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on October 12, 2023, and as subsequently amended or updated.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or calling us at the following address or telephone number:

Accenture plc

Investor Relations

395 Ninth Avenue

60th Floor

New York, New York 10001

United States of America

Telephone: +1 (703) 948-5150

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act relating to our operations, results of operations and other matters that are based on our current expectations, estimates, assumptions and projections. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “aspires,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “goal,” “target” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to those identified below.

•

Our results of operations have been, and may in the future be, adversely affected by volatile, negative or uncertain economic and geopolitical conditions and the effects of these conditions on our clients’ businesses and levels of business activity.

•

Our business depends on generating and maintaining client demand for our services and solutions, including through the adaptation and expansion of our services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect our results of operations.

•	Risks and uncertainties related to the development and use of AI could harm our business, damage our reputation or give rise to legal or regulatory action.

•

If we are unable to match people and their skills with client demand around the world and attract and retain professionals with strong leadership skills, our business, the utilization rate of our professionals and our results of operations may be materially adversely affected.

•	We face legal, reputational and financial risks from any failure to protect client and/or Accenture data from security incidents or cyberattacks.

•	The markets in which we operate are highly competitive, and we might not be able to compete effectively.

•	Our ability to attract and retain business and employees may depend on our reputation in the marketplace.

•

If we do not successfully manage and develop our relationships with key ecosystem partners or if we fail to anticipate and establish new alliances in new technologies, our results of operations could be adversely affected.

•

Our profitability could materially suffer due to pricing pressure, if we are unable to remain competitive, if our cost-management strategies are unsuccessful or if we experience delivery inefficiencies or fail to satisfy certain agreed-upon targets or specific service levels.

•

Changes in our level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on our effective tax rate, results of operations, cash flows and financial condition.

•	Our results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates.

•	Our debt obligations could adversely affect our business and financial condition.

•	Changes to accounting standards or in the estimates and assumptions we make in connection with the preparation of our consolidated financial statements could adversely affect our financial results.

•	As a result of our geographically diverse operations and our strategy to continue to grow in our key markets around the world, we are more susceptible to certain risks.

•	If we are unable to manage the organizational challenges associated with our size, we might be unable to achieve our business objectives.

•	We might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses.

•	Our business could be materially adversely affected if we incur legal liability.

•	Our global operations expose us to numerous and sometimes conflicting legal and regulatory requirements, and violation of these regulations could harm our business.

•	Our work with government clients exposes us to additional risks inherent in the government contracting environment.

•

If we are unable to protect or enforce our intellectual property rights, or if our services or solutions infringe upon the intellectual property rights of others or we lose our ability to utilize the intellectual property of others, our business could be adversely affected.

•

We are incorporated in Ireland and Irish law differs from the laws in effect in the United States and might afford less protection to our shareholders. We may also be subject to criticism and negative publicity related to our incorporation in Ireland.

For a more detailed discussion of these factors, see the information under the heading “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K, Part II, Item 1A of any subsequent Quarterly Reports on Form 10-Q and/or any Current Reports on Form 8-K filed after the date of this prospectus. Our forward-looking statements speak only as of the date of this prospectus or as of the date they are made, and we undertake no obligation to update any forward-looking statements. See “Risk Factors.”

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors contained under “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K, Part II, Item 1A of any subsequent Quarterly Reports on Form 10-Q and/or any Current Reports on Form 8-K filed after the date of this prospectus, and all other information contained in or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

ABOUT ACCENTURE

Accenture is a leading global professional services company that helps the world’s leading organizations build their digital core, optimize their operations, accelerate revenue growth and enhance services—creating tangible value at speed and scale. We are a talent- and innovation-led company with 774,000 people serving clients in more than 120 countries. Technology is at the core of change today, and we are one of the world’s leaders in helping drive that change, with strong ecosystem relationships. We combine our strength in technology and leadership in cloud, data and AI with unmatched industry experience, functional expertise and global delivery capability. Our broad range of services, solutions and assets across Strategy & Consulting, Technology, Operations, Industry X and Song, together with our culture of shared success and commitment to creating 360° value, enable us to help our clients reinvent and build trusted, lasting relationships. We measure our success by the 360° value we create for our clients, each other, our shareholders, partners and communities.

Our principal executive offices are located at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland, our telephone number is +(353) (1) 646-2000 and our website is www.accenture.com. The information on, or accessible through, our website is not, and should not be deemed to be, a part of this prospectus or any other filing we make with the SEC.

Accenture plc is an Irish public limited company, and its Class A ordinary shares are currently traded on the NYSE under the symbol “ACN.” Accenture Capital Inc. (“Accenture Capital”) is a Delaware corporation and a wholly owned subsidiary of Accenture plc. Accenture Global Capital DAC is an Irish designated activity company and a wholly owned subsidiary of Accenture plc. See “About this Prospectus,” “Where You Can Find More Information” and “Incorporation by Reference.”

USE OF PROCEEDS

Unless we state otherwise in an applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities described in this prospectus and any applicable prospectus supplement for general corporate purposes, including securities repurchase programs, capital expenditures, working capital, repayment or reduction of long-term and short-term debt and the financing of acquisitions. We may invest funds that we do not immediately require in short term marketable securities.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

In this description, references to “holders” mean those who own debt securities and the related guarantees registered in their own names, on the books that the registrar maintains for this purpose, and not those who own beneficial interests in debt securities and the related guarantees registered in “street name” or issued in book-entry form and held through one or more depositaries.

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of any senior debt securities that Accenture Capital may offer (the “Accenture Capital debt securities”), any senior debt securities that Accenture DAC may offer (the “Accenture DAC debt securities”) or that Accenture Capital and Accenture DAC may offer as co-issuers (the “co-issued debt securities”) pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the applicable prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Accenture Capital Debt Securities

Accenture Capital may issue Accenture Capital debt securities under an indenture to be entered into later (the “Accenture Capital indenture”), among Accenture Capital, as issuer, and Accenture plc, as guarantor (the “guarantor”), and The Bank of New York Mellon Trust Company, N.A. or another trustee, as trustee, in respect of certain series of Accenture Capital debt securities.

Any Accenture Capital debt securities that Accenture Capital issues under the Accenture Capital indenture will constitute unsubordinated debt of Accenture Capital. Any guarantee that Accenture plc, as the guarantor, issues under the Accenture Capital indenture will constitute an unsubordinated obligation of Accenture plc.

Accenture DAC Debt Securities

Accenture DAC may issue Accenture DAC debt securities under an indenture to be entered into later (the “Accenture DAC indenture”), among Accenture DAC, as issuer, and Accenture plc, as guarantor, and The Bank of New York Mellon Trust Company, N.A. or another trustee, as trustee, in respect of certain series of Accenture DAC debt securities.

Any Accenture DAC debt securities that Accenture DAC issues under the Accenture DAC indenture will constitute unsubordinated debt of Accenture DAC. Any guarantee that Accenture plc, as the guarantor, issues under the Accenture DAC indenture will constitute an unsubordinated obligation of Accenture plc.

Co-Issued Debt Securities

Accenture Capital and Accenture DAC may jointly issue co-issued debt securities under an indenture to be entered into later (the “joint indenture”), among Accenture Capital, as co-issuer, Accenture DAC, as co-issuer, Accenture plc, as guarantor, and The Bank of New York Mellon Trust Company, N.A. or another trustee, as trustee, in respect of certain series of co-issued debt securities.

Any co-issued debt securities that Accenture Capital and Accenture DAC jointly issue under the joint indenture will constitute unsubordinated debt of Accenture Capital and Accenture DAC. Any guarantee that Accenture plc, as the guarantor, issues under the joint indenture will constitute an unsubordinated obligation of Accenture plc.

In this description:

•	the Accenture Capital debt securities, the Accenture DAC debt securities and the co-issued debt securities are sometimes referred to collectively as the “debt securities”;

•	the Accenture Capital indenture, the Accenture DAC indenture and the joint indenture are sometimes referred to collectively as the “indentures”;

•	the guarantees that Accenture plc issues under the indentures are sometimes referred to collectively as the “guarantees”; and

•

each of Accenture Capital and Accenture DAC, in each case in its capacity as issuer or co-issuer of debt securities, is sometimes referred to as an “issuer” (which term sometimes refers to the co-issuers collectively).

The terms of each series of debt securities and guarantees, if applicable, will be established by or pursuant to a resolution of the issuer’s board of directors and set forth or determined in the manner provided in a resolution of the issuer’s board of directors, in an officer’s certificate or by a supplemental indenture. The terms of any debt securities and, if applicable, the guarantees will include those stated in the applicable indenture and those made part of that indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The debt securities will be subject to all those terms, and we refer prospective purchasers and holders of debt securities and guarantees to the applicable indenture and the Trust Indenture Act for a statement of those terms. The debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

The following summaries of various provisions of the debt securities, the indentures and the guarantees are not complete. They do not describe certain exceptions and qualifications contained in the debt securities, the indentures and the guarantees, and are qualified in their entirety by reference to the provisions of the debt securities, the indentures and the guarantees. Unless we otherwise indicate, capitalized terms have the meanings assigned to them in the applicable indenture.

An applicable prospectus supplement will specify the issuer or co-issuers, the guarantor, if any, and whether the debt securities are to be guaranteed. The debt securities may be issued as part of units consisting of debt securities and other securities that may be offered under this prospectus. If debt securities are issued as part of units of debt securities and other securities that may be issued under this prospectus, an applicable prospectus supplement will describe certain applicable U.S. federal income tax considerations to holders.

General

The debt securities will be unsecured obligations of the applicable issuer. None of the indentures limit the amount of debt securities that the issuer may issue. Each indenture provides that the issuer may issue debt securities from time to time in one or more series.

The debt securities and any debt guarantees will be unsecured and unsubordinated obligations of the applicable issuer and will rank equally in right of payment with such issuer’s other unsecured and unsubordinated obligations. Because Accenture plc is a holding company and Accenture Capital and Accenture DAC do not hold any assets, the holders of debt securities and debt guarantees may not receive assets of the applicable issuer’s subsidiaries in a liquidation or recapitalization until the claims of such subsidiaries’ creditors are paid, except to the extent that the applicable issuer may have recognized claims against such subsidiaries. In addition, certain regulatory laws limit some of such subsidiaries from making payments to the applicable issuer of dividends and on loans and other transfers of funds.

An applicable prospectus supplement will describe the specific terms relating to the series of debt securities being offered. These terms will include some or all of the following:

•	the name of the issuer, or the names of the co-issuers, of those debt securities and, if applicable, the name of the guarantor;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the issuer will issue the debt securities in global form;

•	the maturity date or dates of the debt securities;

•	the interest rate or rates, if any (which may be fixed or variable), and, if applicable, the method used to calculate the interest rate;

•	the date or dates from which interest will accrue and on which interest will be payable and the date or dates used to determine the persons to whom interest will be paid;

•	any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;

•	whether the debt securities will be guaranteed;

•	whether the debt securities will be secured;

•	the place or places where principal of, and any premium or interest on, the debt securities will be paid;

•	whether (and if so, when and under what terms and conditions) the debt securities may be redeemed by the issuer and/or any co-issuer, if applicable, at its option or at the option of the holders;

•	whether there will be a sinking fund;

•

if other than U.S. dollars and denominations of $2,000 or any multiple of $1,000, the currency or currencies or currency unit or currency units or composite currency and denomination in which the debt securities will be issued and in which payments will be made;

•	if other than the principal amount, the portion of the principal amount of the debt securities that the issuer will pay upon acceleration of the maturity date;

•	if the debt securities are not subject to defeasance by the issuer;

•	any deletions from, modifications of or additions to the events of default applicable to such debt securities;

•

whether the debt securities will be exchangeable for or convertible into Class A ordinary shares of Accenture plc or any other securities or property and the terms and conditions governing such exchange or conversion; and

•	any other terms of the debt securities.

If an issuer denominates the purchase price of a series of debt securities in a non-U.S. dollar currency or currencies or a non-U.S. dollar currency unit or units, or if the principal of, any premium and interest on any series of debt securities is payable in a non-U.S. dollar currency or currencies or a non-U.S. dollar currency unit or units, an applicable prospectus supplement will generally describe certain U.S. federal income tax considerations applicable to such debt securities.

The issuer will pay principal and any interest, premium and additional amounts in the manner, at the places and subject to the restrictions set forth in the applicable debt securities, the applicable indenture and any applicable prospectus supplement. The issuer will not impose a service charge for any transfer or exchange of debt securities, but it may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed (or proof of payment thereof). (Section 2.05 of the indentures).

Unless otherwise indicated in an applicable prospectus supplement, each issuer will issue debt securities in fully registered form, without coupons, in denominations of $2,000 or integral multiples of $1,000 in excess thereof. (Sections 2.01 and 2.04 of the indentures).

The issuer may offer to sell at a substantial discount below their stated principal amount, debt securities bearing no interest or interest at a rate that, at the time of issuance, is below the prevailing market rate. An applicable prospectus supplement will generally describe certain U.S. federal income tax considerations applicable to any of those discounted debt securities.

The issuer may offer to sell debt securities in which the principal or interest will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. The principal amount or payment of interest applicable to those debt securities may be greater than or less than the amount of principal or interest otherwise payable, depending upon the value of the applicable currency, commodity, equity index or other factor on the date on which that principal or interest is due. An applicable prospectus supplement will describe the methods used to determine the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on that date is linked and certain additional tax considerations applicable to those debt securities.

The indentures do not restrict the issuer’s ability to incur unsecured indebtedness or, unless specified otherwise in the applicable prospectus supplement, secured indebtedness, subject in all cases to the restrictions described in “ —Consolidation and Merger,” to engage in reorganizations, restructurings, mergers, consolidations or similar transactions that have the effect of increasing the issuer’s indebtedness. Accordingly, unless an applicable prospectus supplement states otherwise, neither the debt securities nor any guarantees will contain any provisions that afford holders protection against the issuer or, if applicable, the guarantor incurring unsecured indebtedness or engaging in certain reorganizations or transactions. As a result, an issuer could become highly leveraged.

Events of Default

With respect to any series of debt securities, “event of default” means any of the following:

•	failure to pay the principal of, or any premium on, any debt security of that series when due;

•	failure to pay the interest or any additional amount on any debt security of that series when due and the continuation of that failure for 30 days;

•

if that series of debt securities is guaranteed, the cessation of any guarantee of any debt security of that series to be in full force and effect, the declaration that any guarantee of such debt securities is null and void and unenforceable, the finding that any guarantee of such debt securities is invalid or the denial by the guarantor of its liability under its guarantee of such debt securities (other than by reason of the release of the guarantor in accordance with the terms of the applicable indenture);

•

failure by the issuer or, if applicable, the guarantor to comply with any of its other covenants or agreements contained in the applicable indenture and the continuation of that failure for 90 days after written notice of that failure is given to such issuer or, if applicable, guarantor from the applicable trustee (or to such issuer and, if applicable, guarantor and that trustee from the holders of at least 25% in principal amount of the outstanding debt securities of that series);

•	certain events of bankruptcy, insolvency or reorganization relating to the issuer or, if applicable, guarantor;

•

if that series of debt securities is convertible or exchangeable into Class A ordinary shares of Accenture plc or any other securities or property, default in the delivery of any such Class A ordinary shares, together with cash in lieu of fractional shares, or other securities or property, as applicable, when required to be delivered upon conversion or exchange of any debt security of that series, and the continuation of such default for 10 business days; and

•	any other event of default provided with respect to debt securities of that series that is described in an applicable prospectus supplement (Section 6.01 of the indentures).

If there is a continuing event of default with respect to any outstanding series of debt securities, the applicable trustee or the holders of at least 25% of the outstanding principal amount of the debt securities of that series may require the issuer or, if applicable, the guarantor to pay immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. However, at any time after that trustee or the holders, as the case may be, declare an acceleration with respect to debt securities of any series, but before the applicable person has obtained a judgment or decree for payment of the money, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain conditions, cancel such acceleration if (i) all events of default (other than the non-payment of accelerated principal) with respect to such debt securities have been cured or (ii) all such events of default have been waived, each as provided in the applicable indenture. (Section 6.01 of the indentures). For information as to waiver of defaults, see “ —Modification and Waiver.” The particular provisions relating to acceleration of the maturity of a portion of the principal amount of such debt securities that are discount securities triggered by an event of default shall be described in an applicable prospectus supplement. In the event of bankruptcy, insolvency, liquidation or a similar event, the debt securities will become due and payable immediately and without any declaration or other act on the part of any holder.

Each indenture provides that, subject to the duties of the applicable trustee to act with the required standard of care, if there is a continuing event of default, the applicable trustee need not exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless those holders have offered to the applicable trustee security or indemnity reasonably satisfactory to it. (Section 7.02 of the indentures). Subject to those provisions for security or indemnification of the applicable trustee and certain other conditions, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power that trustee holds, in each case, with respect to the debt securities of that series. (Section 6.06 of the indentures).

No holder of any debt security of any series will have any right to institute any proceeding with respect to any indenture or for any remedy thereunder unless:

•

the applicable trustee has failed to institute the proceeding for 60 days after the holder has previously given such trustee written notice of a continuing event of default with respect to debt securities of that series;

•

the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable security or indemnity, to the applicable trustee to institute the proceeding as trustee; and

•

the applicable trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request. (Section 6.04 of the indentures).

However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium or interest on, that debt security on or after the date or dates they are to be paid as expressed in or pursuant to that debt security and to institute suit for the enforcement of any such payment. (Section 6.04 of the indentures).

Each indenture provides that the applicable trustee shall provide notice to the holders of debt securities of any series within 90 days of the occurrence of any default with respect to such debt securities known to such trustee, except that the trustee need not provide holders of such debt securities notice of any default (other than the non-payment of principal or any premium, interest or additional amounts) if such default has been cured and such trustee considers it in the interest of the holders of such debt securities not to provide that notice. (Section 6.07 of the indentures).

Consolidation and Merger

Each indenture provides that each of the issuer and the guarantor may consolidate with or merge or convert into, or convey, transfer or lease its or their properties or assets substantially as an entirety to, another person without the consent of any debt security holders if, along with certain other conditions set forth in the indentures:

•	the issuer or guarantor, as the case may be, is the successor person; or

•

the successor person (if other than the issuer or guarantor, as the case may be) formed by such consolidation or conversion or into which the issuer or guarantor, as the case may be, merges or converts or which acquires or leases the assets of the issuer or guarantor, as the case may be, substantially as an entirety:

a.

(i) is a corporation or other entity organized and existing under the laws of United States, any state thereof or the District of Columbia, Ireland, England and Wales, Jersey, any member state of the European Union as in effect on the date the debt securities of the applicable series are first issued or Switzerland; and (ii) expressly assumes by supplemental indenture the obligations of the issuer or guarantor, as the case may be, in relation to the debt securities or such guarantee, as the case may be, and under the applicable indenture;

b.	immediately after giving effect to such transaction, there is no event of default and no event which, after notice or passage of time or both, would become an event of default; and

c.

the issuer or guarantor, as the case may be, has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that the transaction complies with the conditions set forth in the applicable indenture.

Notwithstanding the foregoing, (A) any conveyance, transfer or lease of assets between or among the guarantor or the issuer and its subsidiaries will not be prohibited under each indenture, and (B) each of the guarantor and the issuer may, directly or indirectly, consolidate with or merge with or into an affiliate incorporated solely for the purpose of reincorporating the guarantor or the issuer, as applicable, in another jurisdiction within the United States, any state thereof or the District of Columbia, Ireland, England and Wales, Jersey, any member state of the European Union as in effect on the date the debt securities of the applicable series are first issued or Switzerland to realize tax or other benefits. (Section 11.01 of the indentures).

Depending on the facts, it is possible that a merger, transfer, lease or other transaction could be treated for U.S. federal income tax purposes as a taxable exchange by the beneficial owner of debt securities or guarantees for new securities, which could result in U.S. beneficial owners of debt securities or guarantees recognizing taxable gain or loss for U.S. federal income tax purposes and possibly holding new notes with original issue discount solely for U.S. federal income tax purposes. A merger, transfer, lease or other transaction could also have adverse tax consequences to beneficial owners of debt securities or guarantees under other tax laws to which the beneficial owners are subject.

Payment of Additional Amounts

Payments made by Accenture plc, Accenture Capital, Accenture DAC or a paying agent, as applicable, on the debt securities or in respect of the guarantees will be made free and clear of and without withholding or deduction for or on account of any present or future income, stamp or other tax, duty, levy, impost, assessment or other governmental charge of a similar nature (“Taxes”) unless Accenture plc, Accenture Capital, Accenture DAC or a paying agent, as applicable, is required to withhold or deduct Taxes by law or the official interpretation or administration thereof.

If Accenture plc, Accenture Capital, Accenture DAC or a paying agent, as applicable, is required to withhold or deduct any amount for or on account of Taxes from any payment made with respect to the debt securities or the guarantees levied by or on behalf of (i) the government of Ireland or by any authority or agency therein or thereof having the power to tax, (ii) any other jurisdiction in which Accenture plc, Accenture Capital or Accenture DAC is organized or is otherwise resident for tax purposes or any political subdivision or any authority or agency therein or thereof having the power to tax, or (iii) any jurisdiction from or through which payment under or with respect to Accenture plc, Accenture Capital or Accenture DAC is made or any political subdivision or any authority or agency therein or thereof having the power to tax, in each of clauses (ii) and (iii) other than the United States in the case of U.S. dollar-denominated debt securities issued by Accenture Capital (each of clauses (i), (ii), and (iii), a “Relevant Taxing Jurisdiction”), Accenture plc, Accenture Capital or Accenture DAC, as

applicable, will pay such additional amounts as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount the holder would have received if the Taxes had not been withheld or deducted; provided that no additional amounts will be payable with respect to Taxes:

•

that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner of the debt securities or guarantees, as applicable (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation), and such Relevant Taxing Jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or domiciled thereof or a national thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

•	that are estate, inheritance, gift, sales, value added, transfer, personal property, wealth or similar taxes, duties, assessments or other governmental charges;

•	payable other than by withholding from payments of principal of and premium, if any, or interest, if any, on the debt securities or the guarantees, as applicable;

•

that would not have been imposed but for the failure of the applicable recipient of such payment (or the beneficial owner of the applicable debt security) to comply with any certification, identification, information, documentation or other reporting requirement to the extent:

a.

such compliance is required by applicable law or administrative practice or an applicable treaty as a precondition to exemption from, or reduction in, the rate of deduction or withholding of such Taxes; and

b.

at least 30 days before the first payment date with respect to which such additional amounts or Taxes shall be payable, Accenture plc, Accenture Capital or Accenture DAC, as the case may be, has notified such recipient in writing that such recipient is required to comply with such requirement;

•

that would not have been imposed but for the presentation of the relevant debt security or guarantee (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

•

that are imposed or withheld pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), as of the issue date of the debt securities (or any amended or successor version of such sections), any regulations promulgated thereunder, any official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code (any such taxes, “FATCA Taxes”), and any amounts to be paid on debt securities by or on behalf of the issuer will be paid net of any FATCA Taxes imposed or required pursuant thereto;

•

that would not have been imposed if presentation for payment of the relevant debt security or guarantee (where presentation is required) had been made to a paying agent other than the paying agent to which the presentation was made;

•

in the case of U.S. dollar-denominated debt securities issued by Accenture Capital, any taxes imposed by the United States or any political subdivision thereof or tax authority therein, including any U.S. withholding and backup withholding taxes; or

•	any combination of the foregoing items;

nor shall additional amounts be paid with respect to any payment of the principal of or premium, if any, or interest, if any, on any debt security or any payment in respect of any guarantee to any such holder or beneficial owner who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of the debt security. For the avoidance of doubt, no additional amounts shall be payable in respect of any Taxes imposed by any jurisdiction other than a Relevant Taxing Jurisdiction.

If Accenture plc, Accenture Capital, Accenture DAC or a paying agent becomes aware that it will be obligated to pay additional amounts pursuant to this covenant with respect to any payment with respect to a debt security or guarantee of the debt security, Accenture plc, Accenture Capital, Accenture DAC or a paying agent, as applicable, will deliver to the trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay such additional amounts arises after the 30th day prior to that payment date, in which case Accenture plc, Accenture Capital, Accenture DAC or a paying agent, as applicable, shall notify the trustee promptly thereafter) an officer’s certificate of Accenture plc, Accenture Capital, or Accenture DAC stating the fact that such additional amounts will be payable pursuant to this covenant and the amount estimated to be so payable. Such officer’s certificate must also set forth any other information reasonably necessary to enable the paying agents to pay such additional amounts to holders of the debt securities on the relevant payment date. The trustee shall be entitled to rely solely on such officer’s certificate as conclusive proof that such payments are necessary. Accenture plc, Accenture Capital, Accenture DAC or a paying agent, as applicable, will provide the trustee with documentation reasonably satisfactory to the trustee evidencing the payment of additional amounts.

Accenture plc, Accenture Capital, Accenture DAC or a paying agent, as applicable, will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law with respect to payments in respect of the debt securities or guarantees. Upon request, Accenture plc, Accenture Capital, Accenture DAC or a paying agent, as applicable, will provide to the trustee an official receipt or, if official receipts are not obtainable, other documentation reasonably satisfactory to the trustee evidencing the payment of any Taxes so deducted or withheld. Upon request, copies of those receipts or other documentation, as the case may be, will be made available by the trustee to the holders of the debt securities.

The obligations in this covenant will survive any termination or discharge of the indenture and any transfer by a holder or beneficial owner of its debt securities and will apply mutatis mutandis to any jurisdiction in which any successor person to Accenture plc, Accenture Capital, Accenture DAC or a paying agent, as applicable, is incorporated or resident for tax purposes or any jurisdiction from or through which such person makes any payment in respect of the guarantees of such debt securities and any department or political subdivision thereof or therein.

All references in this prospectus, other than under “ —Defeasance,” to the payment of the principal of or premium, if any, or interest, if any, on or the net proceeds received on the sale or exchange of, any debt securities or any payment in respect of any guarantee shall be deemed to include additional amounts to the extent that, in that context, additional amounts are, were or would be payable. (Section 4.05 of the indentures).

Optional Tax Redemption

The issuer may redeem any series of debt securities in whole, but not in part, at its option at any time prior to maturity, upon the giving of not less than 10 nor more than 60 days’ notice of tax redemption to the holders, at a redemption price equal to the principal amount plus accrued and unpaid interest, if any, to the redemption date (except in the case of discounted debt securities, which may be redeemed at the redemption price specified by the terms of each series of such debt securities), if:

•

the issuer determines that, as a result of any change in, or amendment to the laws or any regulations or rulings promulgated thereunder of a Relevant Taxing Jurisdiction, or any change in the official application, administration, or written interpretation of such laws, regulations or rulings, which change or amendment becomes effective or, in the case of an interpretation, is announced, on or after the issue date of the applicable debt securities or guarantee, the issuer, the guarantor or any successor to the issuer or guarantor, as applicable, would be required to pay additional amounts (as described under “ —Payment of Additional Amounts”) with respect to that series of such debt securities or under the guarantee, as the case may be, on the next succeeding interest payment date for such debt securities and the payment of such additional amounts cannot be avoided by the use of reasonable measures available to the issuer, the guarantor or any successor to the issuer or guarantor, as applicable; or

•

the issuer determines, based upon an opinion of independent counsel of recognized standing that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction in, a Relevant Taxing Jurisdiction, which action is taken or brought on or after the issue date of the applicable debt securities or guarantee, under the laws of a jurisdiction other than a Relevant Taxing Jurisdiction, with respect to taxes imposed by such other jurisdiction, there is a substantial probability that the circumstances described above would exist.

No notice of any such redemption may be given earlier than 90 days prior to the earliest date on which Accenture plc, Accenture Capital or Accenture DAC, as applicable, would be obligated to pay any additional amounts.

Accenture plc, Accenture Capital or Accenture DAC will also pay to each holder, or make available for payment to each such holder, on the redemption date, any additional amounts (as described under “ —Payment of Additional Amounts”) resulting from the payment of such redemption price by it. Prior to the delivery of any notice of redemption, Accenture plc, Accenture Capital or Accenture DAC will deliver to the trustee (i) an officer’s certificate stating that it is entitled to effect or cause a redemption and setting forth a statement of facts showing that the conditions precedent of the right so to redeem or cause such redemption have occurred, and (ii) an opinion of independent counsel to the effect that there has been such change or amendment that would entitle the issuer to redeem the debt securities under the indenture. The trustee will accept such officer’s certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the holders of the securities being redeemed. The foregoing will apply, mutatis mutandis, to any jurisdiction in which any successor to Accenture plc, Accenture Capital or Accenture DAC is incorporated or organized or tax resident or any political subdivision or taxing authority or agency thereof or therein, provided that if on the date of the succession the taxing jurisdiction is not already a Relevant Taxing Jurisdiction, the change or amendment of law becomes effective (or the announcement of the official interpretation is announced) after that date. (Section 3.02 of the indentures).

Defeasance

Defeasance and Discharge. Unless the debt securities of any series provide otherwise, the issuer and, if applicable, the guarantor may be discharged from any and all obligations in respect of the debt securities of that series and any related guarantee, as applicable (except for certain obligations to register the transfer or exchange of debt securities of that series, to replace stolen, destroyed, lost or mutilated debt securities of that series, to maintain paying agencies, to execute and furnish definitive securities evidenced by temporary securities, to return moneys deposited with or paid to the trustee or any paying agent remaining unclaimed for three years, to compensate and indemnify the applicable trustee or to furnish such trustee (if that trustee is not the registrar) with the names and addresses of holders of debt securities of that series). This discharge, referred to as defeasance, will occur only if, among other things:

•

the issuer or, if applicable, the guarantor or the issuer together with the guarantor irrevocably deposits or deposit with the applicable trustee, in trust, money and/or securities of the United States or the other government which issues the currency in which the debt securities of that series are payable or securities of agencies backed by the full faith and credit of the United States or such other government, which, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized public accounting firm, enough money to pay each installment of principal of, and any premium and interest on, and any additional amounts known to be payable at the time of such defeasance and discharge and any mandatory sinking fund payments in respect of, the debt securities of that series on the applicable due dates for those payments in accordance with the terms of those debt securities; and

•

the issuer or, if applicable, the guarantor delivers or deliver to the applicable trustee an opinion of counsel confirming that the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the discharge had not occurred.

That opinion must state that the issuer or, if applicable, the guarantor has or have received from the U.S. Internal Revenue Service a ruling or, since the date of execution of the applicable indenture, there has been a change in the applicable U.S. federal income tax law, in any case, in support of that opinion. (Sections 13.02 and 13.04 of the indentures).

In addition, the issuer or, if applicable, the guarantor or the issuer together with the guarantor may also obtain a discharge of the applicable indenture with respect to all debt securities issued under that indenture and any related guarantee, as applicable, by depositing with the applicable trustee, in trust, enough money to pay all amounts due on the debt securities on the date those payments are due or upon redemption of all of those debt securities, so long as those debt securities are by their terms to become due and payable within one year or are to be called for redemption within one year. (Section 12.01 of the indentures).

Defeasance of Certain Covenants and Certain Events of Default. Unless the debt securities of any series provide otherwise, upon compliance with certain conditions:

•

the issuer and, if applicable, the guarantor may omit to comply with any provision of the applicable indenture (except for certain obligations to register the transfer or exchange of debt securities of that series, to replace stolen, destroyed, lost or mutilated debt securities of that series, to maintain paying agencies, to execute and furnish definitive securities evidenced by temporary securities, to return moneys deposited with or paid to the trustee or any paying agent on any debt security and not applied to payments on the debt securities but remaining unclaimed for three years, to punctually pay the principal of and premium or interest, if any, on the debt securities, to deliver to the trustee an annual statement as to default, to adhere to the covenants with respect to payment on the debt securities on default, to adhere to the resignation or removal procedures regarding the trustee, to compensate and indemnify the applicable trustee or to furnish that trustee (if that trustee is not the registrar) with the names and addresses of holders of debt securities of that series), including the covenant described under “ — Consolidation and Merger”; and

•

any omission to comply with those covenants will not constitute an event of default with respect to the debt securities of that series (“covenant defeasance”). (Sections 13.03 and 13.04 of the indentures).

The conditions include, among other things:

•

irrevocably depositing with the applicable trustee, in trust, money and/or securities of the government which issues the currency in which the debt securities of that series are payable or securities of agencies backed by the full faith and credit of that government, which, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized public accounting firm, enough money to pay each installment of principal of, any premium and interest on, and any additional amounts known to be payable at the time of such covenant defeasance and any mandatory sinking fund payments in respect of, the debt securities of that series on the applicable due dates for those payments in accordance with the terms of those debt securities; and

•

delivering to the applicable trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred. (Section 13.04 of the indentures).

Covenant Defeasance and Certain Other Events of Default. If the issuer or, if applicable, the guarantor or the issuer together with the guarantor exercises or exercise the option to effect a covenant defeasance with respect to the debt securities of any series as described above and the debt securities of that series are thereafter declared due and payable because of an event of default (other than an event of default caused by failing to comply with the covenants that are defeased), the amount of money and securities it has or they have deposited with the applicable trustee would be sufficient to pay amounts due on the debt securities of that series on their respective due dates but may not be sufficient to pay amounts due on the debt securities of that series at the time of acceleration resulting from that event of default. However, the issuer and, if applicable, the guarantor would remain liable for any shortfall.

Modification and Waiver

Each indenture provides that the issuer and, if applicable, the guarantor may enter into supplemental indentures with the applicable trustee without the consent of the holders of debt securities to:

•	document the fact that a successor entity has assumed the issuer’s or, if applicable, the guarantor’s obligations;

•	add covenants or events of default or to surrender any right or power conferred upon the issuer or, if applicable, the guarantor for the benefit of the holders of debt securities;

•	add or change such provisions as are necessary to permit the issuance of global debt securities;

•

cure any ambiguity or correct any inconsistency in the indenture or in the terms of the debt securities as shall not adversely affect the interests of the holders of debt securities in any material respect;

•	conform the applicable indenture or the terms of the debt securities or guarantees to any terms set forth in this prospectus or an applicable prospectus supplement;

•	document the fact that a successor trustee has been appointed; or

•	establish the forms and terms of debt securities of any series. (Section 10.01 of the indentures).

The issuer and, if applicable, the guarantor may enter into a supplemental indenture to modify an indenture with the consent of the applicable trustee and the holders of at least a majority in principal amount of outstanding debt securities of each series affected by such supplemental indenture. However, the issuer and, if applicable, the guarantor may not modify an indenture without the consent of the holders of all then-outstanding debt securities of the affected series issued under that indenture to:

•	extend the maturity date of, or change the due date of any installment of principal of or interest on, or payment of additional amounts with respect to, the debt securities of that series;

•	reduce the principal amount of, or any premium payable or interest rate on, the debt securities of that series;

•	reduce the amount due and payable upon acceleration or make payments thereon payable in any currency other than that provided in that debt security;

•	make any change that adversely affects the right, if any, to convert or exchange any debt security for shares or other securities or property in accordance with its terms;

•	impair the right to institute suit for the enforcement of any such payment on or after its due date; or

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is necessary to effect any such modification or amendment of the indenture, for waiver of compliance with certain covenants and provisions in the indenture or for waiver of certain defaults. (Section 10.02 of the indentures).

The holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal of or any premium or any interest on, any debt security of that series or in respect of a provision which under the applicable indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that affected series. (Section 6.09 of the indentures).

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that the issuer will deposit with a depositary identified in an applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

An applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to a series of debt securities. We anticipate that the following provisions will generally apply to depositary arrangements.

When a global security is issued, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by the issuer if those debt securities are offered and sold directly by the issuer. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

Payments of the principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. No issuer, guarantor, trustee, paying agent or registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

It is expected that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. It is also expected that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed within 90 days, the issuer will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, the issuer may at any time in its sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, the issuer will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if specified in an applicable prospectus supplement, an owner of a beneficial interest in a global security may, on terms acceptable to the issuer, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in an applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Guarantees

Under the guarantee, the applicable guarantor will fully and unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due on the applicable debt securities and under the indenture when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional redemption or repayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable debt securities.

The obligations of the guarantor under the guarantee will be full and unconditional, joint and several, regardless of the enforceability of the applicable debt securities, and will not be discharged until all obligations under those debt securities and the applicable indenture are satisfied. Holders of the applicable debt securities may proceed directly against the guarantor under the applicable guarantee if an event of default affecting those debt securities occurs without first proceeding against the issuer.

Conversion Rights

An applicable prospectus supplement will describe the terms and conditions, if any, on which debt securities being offered are convertible into Class A ordinary shares of Accenture plc or other securities. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the issuer or the holder, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities.

Regarding the Trustee

The issuers have commercial deposits and custodial arrangements with The Bank of New York Mellon Trust Company, N.A. (“BNY”) and may have borrowed money from BNY in the normal course of business. The issuers may enter into similar or other banking relationships with BNY in the future in the normal course of business. BNY may also act as trustee with respect to other debt securities issued by the issuers.

BNY will be serving as the trustee under the indentures. Consequently, if an actual or potential event of default occurs with respect to the debt securities, BNY may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, BNY may be required to resign under one or more indentures, and the applicable issuer and, if applicable, the applicable guarantor would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Governing Law

The debt securities, the guarantees and the indentures will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF PREFERENCE SHARES OF ACCENTURE PLC

In this description, references to “holders” mean those who own preference shares of Accenture plc registered in their own names, on the books that the registrar maintains for this purpose, and not those who own beneficial interests in preference shares of Accenture plc registered in “street name” or issued in book-entry form and held through one or more depositaries.

The description set forth below is only a summary and is not complete. For more information regarding the preference shares of Accenture plc which may be offered by this prospectus, see the documents incorporated by reference in this prospectus, the applicable prospectus supplement, Accenture plc’s Amended and Restated Memorandum and Articles of Association (the “Accenture plc Constitution”), which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any certificate of designations or other instrument establishing a series of preference shares, which will be filed with the SEC as an exhibit to or incorporated by reference in such registration statement at or prior to the time of the issuance of that series of preference shares.

The Accenture plc Constitution authorizes Accenture plc to designate and issue undesignated shares as preference shares, in one or more classes or series, with or without voting rights attached to them, with the number of shares of each class or series and the powers, preferences, rights and limitations thereof (which may include preferences regarding dividends and liquidation rights over the Class A ordinary shares of Accenture plc) to be determined by Accenture plc’s board of directors at the time of issuance of the relevant preference shares. Accenture plc is authorized to issue up to 2,000,000,000 undesignated shares with a nominal value of $0.0000225 per share, all of which may be designated as preference shares. The Accenture plc board of directors is currently authorized to issue up to 20% of Accenture plc’s issued share capital as of December 4, 2023 and Accenture plc expects to propose the renewal of this authorization on a regular basis at its annual general meetings in subsequent years, which is currently the customary practice in Ireland. This current authority will expire 18 months from January 31, 2024.

Irish law does not recognize fractional shares held of record; accordingly, Accenture plc’s articles of association do not provide for the issuance of fractional Accenture plc shares, and the official Irish register of Accenture plc will not reflect any fractional shares.

We will include the specific terms of each series of the preference shares of Accenture plc being offered in an applicable prospectus supplement.

DESCRIPTION OF CLASS A ORDINARY SHARES OF ACCENTURE PLC

In this description, references to “holders” mean those who own Class A ordinary shares of Accenture plc registered in their own names, on the books that the registrar maintains for this purpose, and not those who own beneficial interests in Class A ordinary shares of Accenture plc registered in street name or issued in book-entry form and held through one or more depositaries.

The description of the Class A ordinary shares of Accenture plc is incorporated in this prospectus by reference to Exhibit 4.1 to the Annual Report on Form 10-K for the year ended August 31, 2023, filed with the SEC on October 12, 2023, including any amendment or report filed for the purposes of updating such description. The Class A ordinary shares of Accenture plc are listed on the New York Stock Exchange under the symbol “ACN.”

For more information regarding the rights attached to the Class A ordinary shares of Accenture plc which may be offered by this prospectus, see the applicable prospectus supplement, the Accenture plc Constitution, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any other instrument relating to the Class A ordinary shares of Accenture plc filed with the SEC as an exhibit to or incorporated by reference in such registration statement at or prior to the time of the issuance of the Class A ordinary shares of Accenture plc.

The Accenture plc Constitution authorizes Accenture plc to allot and issue up to 20,000,000,000 Class A ordinary shares, with a nominal value of $0.0000225 per share, and the board of directors is authorized to grant rights to subscribe for or grant rights to convert or exchange any security into or for, its Class A ordinary shares, which shall have the same rights, preferences and limitations as its existing Class A ordinary shares. The Accenture plc board of directors is currently authorized to issue up to 20% of Accenture plc’s issued share capital as of December 4, 2023 and Accenture plc expects to propose the renewal of this authorization on a regular basis at its annual general meetings in subsequent years, which is currently the customary practice in Ireland. This current authority will expire 18 months from January 31, 2024.

Irish law does not recognize fractional shares held of record; accordingly, Accenture plc’s articles of association do not provide for the issuance of fractional Accenture plc shares, and the official Irish register of Accenture plc will not reflect any fractional shares.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS OF ACCENTURE PLC

Accenture plc may issue share purchase contracts, representing contracts obligating holders to purchase from Accenture plc, and obligating Accenture plc to sell to the holders, a specified number of its Class A ordinary shares at a future date or dates. The price per share and the number of Class A Ordinary Shares of Accenture plc may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and, as security for the holder’s obligations to purchase the Class A Ordinary Shares of Accenture plc:

•	preference shares of Accenture plc; or

•	debt obligations of third parties, including Accenture Capital debt securities, Accenture DAC debt securities and U.S. Treasury securities.

Subject to applicable law, the share purchase contracts may require Accenture plc to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and, in certain circumstances, Accenture plc may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract.

An applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts.

DESCRIPTION OF WARRANTS OF ACCENTURE PLC

Accenture plc may from time to time issue warrants, in one or more series, to purchase Accenture Capital debt securities, Accenture DAC debt securities, co-issued debt securities or our equity securities. Accenture plc may offer warrants separately or together with one or more additional warrants, debt securities, preference shares or ordinary shares, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If Accenture plc issues warrants as part of a unit, the accompanying supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date.

Below is a description of certain general terms and provisions of the warrants that Accenture plc may offer. Further terms of the warrants will be described in the applicable prospectus supplement. You should read the particular terms of any warrants Accenture plc offers described in the related prospectus supplement, together with any warrant agreement relating to the particular warrant, for provisions that may be important to you.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which Accenture plc will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	certain applicable U.S. federal income tax considerations;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation, aggregate principal amount, currency and terms of the debt securities purchasable upon exercise of the warrants, and the price at which such principal amount may be purchased;

•	the number of preference shares, the number of depositary shares or the number of ordinary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	the designation and terms of the preference shares or ordinary shares;

•	if applicable, the designation and terms of the debt securities, preference shares or ordinary shares with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preference shares or ordinary shares will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution or other adjustment provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES OF ACCENTURE PLC

Accenture plc may issue shares of preference shares either separately or represented by depositary shares. Accenture plc may also, at its option, elect to offer fractional interests in preference shares instead of a full preference share. If exercising this option, depositary receipts will be issued for depositary shares, each of which will represent a fraction of a share of a particular class or series of preference shares, as described in the applicable prospectus supplement and/or other offering material.

Any class or series of preference shares represented by depositary shares will be deposited under a deposit agreement between Accenture plc and the depositary. The prospectus supplement and/or other offering material relating to a series of depositary shares will set forth the name and address of the depositary for the depositary shares and summarize the material provisions of the deposit agreement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preference share represented by such depositary share, to all the rights and preferences of the preference shares represented by such depositary share, including dividend and liquidation rights and any right to convert or exchange the preference shares into other securities.

The applicable prospectus supplement will describe the particular terms of any depositary shares Accenture plc offers. You should review the documents pursuant to which the depositary shares will be issued, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS OF ACCENTURE PLC

Accenture plc may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations or other securities of third parties not affiliated with us, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or any time before a specified date.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of any agreements governing the units;

•	certain U.S. federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not propose to be complete and is subject to and is qualified in its entirety by reference to each unit agreement and, if applicable, collateral arrangements relating to such units.

PLAN OF DISTRIBUTION

Accenture plc, Accenture Capital or Accenture DAC may sell the securities covered by this prospectus in any of the following ways (or in any combination):

•	through underwriters, dealers or remarketing firms;

•	directly to one or more purchasers, including to a limited number of institutional purchasers;

•	through agents;

•	any combination of the distribution methods above; or

•	any other methods of distribution described in an applicable prospectus supplement.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act. Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

In addition, Accenture plc, Accenture Capital or Accenture DAC may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If an applicable prospectus supplement so indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and such applicable prospectus supplement, sell securities covered by this prospectus and such applicable prospectus supplement. If so, the third party may use securities borrowed from Accenture plc, Accenture Capital, Accenture DAC or others to settle such sales and may such securities to close any related short positions. Accenture plc, Accenture Capital or Accenture DAC may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities covered by this prospectus and such applicable prospectus supplement.

The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or supplements and will include, among other things:

•	the type of and terms of the securities;

•	the price of the securities;

•	the proceeds to us from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	the names of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers.

If underwriters are used in the sale of securities, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in an applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in an applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of those securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If the dealers acting as principals are used in the sale of any securities, those securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transactions will be set forth in an applicable prospectus supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in an applicable prospectus supplement in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with Accenture plc, Accenture Capital or Accenture DAC and its compensation will be described in an applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

The securities may be sold directly by Accenture plc, Accenture Capital or Accenture DAC, or through agents designated by one of them from time to time. In the case of securities sold directly by Accenture plc, Accenture Capital or Accenture DAC, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by Accenture plc, Accenture Capital or Accenture DAC to such agents, will be set forth in an applicable prospectus supplement. Unless otherwise indicated in an applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Accenture plc, Accenture Capital or Accenture DAC may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relate from us at the public offering price set forth in an applicable prospectus supplement plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Those contracts will be subject only to those conditions set forth in an applicable prospectus supplement, and an applicable prospectus supplement will set forth the commission payable for solicitation of those contracts.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with one or more of Accenture plc, Accenture Capital or Accenture DAC, to indemnification by one or more of Accenture plc, Accenture Capital or Accenture DAC against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Unless otherwise indicated in an applicable prospectus supplement, all securities offered by this prospectus, other than the Class A ordinary shares of Accenture plc, which are listed on the New York Stock Exchange, will be new issues with no established trading market. Accenture plc, Accenture Capital or Accenture DAC, as applicable, may elect to list any of the securities on one or more exchanges, but unless otherwise specified in an applicable prospectus supplement, shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

VALIDITY OF SECURITIES

Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities under Irish law will be passed upon for us by Arthur Cox LLP and certain matters with respect to New York law will be passed upon for us by Gibson, Dunn & Crutcher LLP. Any underwriters, dealers or agents may be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of Accenture plc as of August 31, 2023 and 2022, and for each of the years in the three-year period ended August 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of August 31, 2023 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$5,000,000,000

Accenture Capital Inc.

$300,000,000 Floating Rate Notes due 2029

$1,000,000,000 4.750% Senior Notes due 2029

$1,500,000,000 5.000% Senior Notes due 2031

$1,100,000,000 5.300% Senior Notes due 2033

$1,100,000,000 5.600% Senior Notes due 2036

with full and unconditional guarantee

as to payment of principal and interest by

Accenture plc

Prospectus Supplement

Joint Book-Running Managers

BofA Securities Barclays Citigroup J.P. Morgan

BNP PARIBAS SOCIETE GENERALE Deutsche Bank Securities HSBC Standard Chartered Bank

BBVA Goldman Sachs & Co. LLC Morgan Stanley Truist Securities

July 8, 2026